UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

DAVITA HEALTHCARE PARTNERS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2015 Annual Meeting and Proxy Statement

May 7, 2015

Dear Fellow Stockholder:

We are pleased to invite you to attend the DaVita HealthCare Partners Inc. annual meeting of stockholders. The annual meeting will be held on Tuesday, June 16, 2015, at 5:30 p.m., Mountain Time, at DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202. The attached Notice of Annual Meeting and Proxy Statement will serve as your guide to the business to be conducted at the meeting.

Among other items, the Proxy Statement includes information about the qualifications of our director nominees and the compensation of our executive officers that is relevant to matters that will be presented at the annual meeting. During the meeting, we will also report to you on the Company and provide an opportunity for stockholders to engage in a dialogue with management.

We hope that you will participate in the annual meeting, either by attending and voting in person or voting by other available methods as promptly as possible. Voting by any of the available methods will ensure that you are represented at the annual meeting, even if you are not present. You may vote your proxy via the Internet, by telephone, or by mail. Please follow the instructions on the Notice of Internet Availability of Proxy Materials that you receive in the mail and/or your proxy card.

Your vote is very important to us and to our business. Please take the first opportunity to ensure that your shares are represented at the annual meeting.

Thank you very much for your continued interest in our business.

Sincerely,

Kent J. Thiry
Co-Chairman of the Board,
Chief Executive Officer
DaVita HealthCare Partners Inc., and
Chief Executive Officer, HealthCare Partners

Notice of 2015 Annual Meeting of Stockholders

Tuesday, June 16, 2015
5:30 p.m., Mountain Time
DaVita HealthCare Partners Inc.
2000 16th Street
Denver, Colorado 80202

The 2015 annual meeting of the stockholders of DaVita HealthCare Partners Inc., a Delaware corporation, will be held on Tuesday, June 16, 2015 at 5:30 p.m., Mountain Time, at DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202, for the following purposes, which are further described in the accompanying Proxy Statement:

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  To vote upon the election of the nine directors identified in the attached Proxy Statement to the Board of Directors to serve for a term of one year or until their successors are duly elected and qualified;
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  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015;
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  To hold an advisory vote on executive compensation;
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  To consider and vote upon a stockholder proposal, if properly presented at the annual meeting; and
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  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

We will mail, on or about May 7, 2015, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on April 24, 2015. On the date of mailing of the Notice of Internet Availability of Proxy Materials, the proxy materials will be accessible on a website referred to in the Notice of Internet Availability of Proxy Materials. These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will also identify the date, time, and location of the annual meeting; the matters to be acted upon at the annual meeting and the Board of Directors' recommendation with regard to each matter; a toll-free telephone number, an e-mail address, and a website where stockholders can request a paper or e-mail copy of the Proxy Statement, our Annual Report to Stockholders, and a form of proxy relating to the annual meeting; information on how to access the form of proxy over the Internet and how to vote over the Internet; and information on how to obtain directions to attend the annual meeting and vote in person. If you attend the annual meeting and previously used the telephone or Internet voting systems, or mailed your completed proxy card, you may vote in person at the meeting if you wish to change your vote in any way.

Please note that all votes cast via telephone or the Internet must be cast prior to 11:59 p.m., Eastern Time, on Monday, June 15, 2015.

By order of the Board of Directors,

Martha Ha
Corporate Secretary
DaVita HealthCare Partners Inc.

May 7, 2015

DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement

Proxy Statement

General Information

We are delivering this Proxy Statement in connection with the solicitation of proxies by our Board of Directors (the "Board"), for use at our 2015 annual meeting of stockholders, which we will hold on Tuesday, June 16, 2015 at 5:30 p.m., Mountain Time, at DaVita HealthCare Partners Inc. (the "Company"), 2000 16th Street, Denver, Colorado 80202. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the annual meeting is the close of business on April 24, 2015. All holders of record of our common stock on the record date are entitled to notice of the annual meeting and to vote at the annual meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 2000 16th Street, Denver, Colorado, 80202, and our telephone number is (303) 405-2100. To obtain directions to our annual meeting, visit our website, located at http://www.davita.com.

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the "SEC"), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing the proxy materials to our stockholders over the Internet, which include this Proxy Statement and the accompanying Notice of Meeting, Proxy Card, and Annual Report to Stockholders. Because you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless you have previously made a permanent election to receive these materials in paper copy. Instead, the Notice of Internet Availability of Proxy Materials instructs you as to how you may access and review all of the important information contained in the proxy materials, and how you may submit your vote by proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

The Notice of Internet Availability of Proxy Materials will be first mailed on or about May 7, 2015 to all stockholders of record as of April 24, 2015.

Whether or not you plan to attend the annual meeting in person, please vote by telephone, Internet, or request a Proxy Card to complete, sign, date and return by mail to ensure that your shares will be voted at the annual meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

If you plan to attend the annual meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to the Company's admission process for the 2015 Annual Meeting. A description of the admission process can be found below in this Proxy Statement under the heading "General Information — Admission to Annual Meeting."

Unless you instruct otherwise in the proxy, any proxy that is given and not revoked will be voted at the annual meeting:

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  For each of the nine nominees to the Board identified in this Proxy Statement;
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  For the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015;
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  For the approval, on an advisory basis, of the compensation of our named executive officers;
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  Against the stockholder proposal, if properly presented at the annual meeting; and
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  As determined by the proxy holders named in the Proxy Card in their discretion, with regard to all other matters as may properly come before the annual meeting or any adjournment thereof.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 1

Voting Information

Our only voting securities are the outstanding shares of our common stock. At the record date, we had approximately 214,941,142 shares of common stock outstanding. Each stockholder is entitled to one vote per share on each matter that we will consider at this meeting. Stockholders are not entitled to cumulate votes. Under the rules of the New York Stock Exchange, your bank, broker, or other nominee may not vote your uninstructed shares in the election of directors and certain other matters on a discretionary basis. Accordingly, brokers holding shares of record for their customers generally are not entitled to vote on these matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. Thus, if you hold your shares in "street name," meaning that your shares are registered in the name of your bank, broker, or other nominee, and you do not instruct your bank, broker, or other nominee how to vote in the election of directors, the proposal regarding the advisory vote on executive compensation, or on the stockholder proposal, if properly brought before the annual meeting, no votes will be cast on your behalf. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called "broker non-votes." If the stockholders of record present in person or represented by their proxies and entitled to vote at the annual meeting hold at least a majority of our shares of common stock outstanding as of the record date, a quorum will exist for the transaction of business at the annual meeting. Stockholders attending the annual meeting in person or represented by proxy at the annual meeting who abstain from voting and broker non-votes are counted as present for quorum purposes.

Votes Required for Proposals

Directors are elected by a majority of votes cast, which means that the number of shares voted "for" each of the nine nominees for election to the Board must exceed 50% of the number of votes cast with respect to each nominee's election. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the election of directors. In the event that the number of nominees exceeds the number of directors to be elected, which is a situation that we do not anticipate, directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015, the approval of the proposal regarding the advisory vote on executive compensation, and the stockholder proposal, if properly brought before the annual meeting, each require the affirmative vote of a majority of the shares of common stock present at the annual meeting in person or by proxy and entitled to vote thereon. Because your vote on executive compensation and the stockholder proposal is advisory, the results of those votes will not be binding on the Company or the Board. However, the Board and any applicable Board committee will consider the voting results as appropriate when making future decisions regarding executive compensation and the topic of the stockholder proposal. Abstentions are considered present and entitled to vote with respect to these proposals and will, therefore, have the same effect as votes against these proposals. Broker non-votes with respect to the approval of the proposal regarding the advisory vote on executive compensation, and the stockholder proposal will not be considered as present and entitled to vote on these proposals, and will therefore have no effect on the number of affirmative votes needed to approve these proposals.

Proxy Solicitation Costs

We will pay for the cost of preparing, assembling, printing and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the accompanying Notice of Meeting, Proxy Card, and Annual Report to Stockholders to our stockholders, as well as the cost of our solicitation of proxies relating to the annual meeting. We may request banks and brokers to solicit their customers who beneficially own our common stock listed of record in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. We have also retained MacKenzie

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Proxy Statement

Partners, Inc. ("MacKenzie") to assist in the distribution and solicitation of proxies and to verify records related to the solicitation at a fee of $15,000 plus reimbursement for all reasonable out-of-pocket expenses incurred during the solicitation. MacKenzie and our officers, directors and employees may supplement the original solicitation by mail of proxies, by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities. We have agreed to indemnify MacKenzie against liabilities and expenses arising in connection with the proxy solicitation unless caused by MacKenzie's negligence or intentional misconduct.

Delivery of Proxy Statement and Annual Report

Beneficial owners, but not record holders, of our common stock who share a single address may receive only one copy of the Notice of Internet Availability of Proxy Materials and, as applicable, an Annual Report to Stockholders and Proxy Statement, unless their broker has received contrary instructions from any beneficial owner at that address. This practice, known as "householding," is designed to reduce printing and mailing costs. If any beneficial owner at such an address wishes to discontinue householding and receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to

Stockholders and Proxy Statement, they should notify their broker. Beneficial owners sharing an address to which a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement was delivered can also request prompt delivery of a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, an Annual Report to Stockholders and Proxy Statement by contacting Investor Relations at the following address: Attn: Investor Relations, DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202, (888) 484-7505.

Admission to Annual Meeting

Admission to the annual meeting will be limited to holders of the Company's common stock, family members accompanying holders of the Company's common stock, persons holding executed proxies from stockholders who held the Company's common stock as of the close of business on April 24, 2015 and such other persons as the chair of the annual meeting shall determine.

If you are a holder of the Company's common stock, you must bring certain documents with you in order to be admitted to the annual meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a holder of the Company's common stock. Please read the following procedures carefully, because they specify the documents that you must bring with you to the annual meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of the Company's common stock as of the close of business on April 24, 2015. A "record holder" of stock is someone whose shares of stock are registered in his or her name in the records of the Company's transfer agent. Many stockholders are not record holders because their shares of stock are held in "street name," meaning that the shares are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead. If you are unsure as to whether you were a record holder of the Company's common stock as of the close of business on April 24, 2015, please call the Company's transfer agent, Computershare, at (877) 899-2012.

If you were a record holder of the Company's common stock as of the close of business on April 24, 2015, then you must bring:

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  a valid personal photo identification (such as a driver's license or passport).

At the annual meeting, we will check your name for verification purposes against our list of record holders as of the close of business on April 24, 2015.

If a broker, bank or other nominee was the record holder of your shares of the Company's common stock as of the close of business on April 24, 2015, then you must bring:

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  valid personal photo identification (such as a driver's license or passport); and
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  proof that you owned shares of the Company's common stock as of the close of business on April 24, 2015.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction from your bank or broker with your name on it, (ii) a letter

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 3

from your bank or broker stating that you owned the Company's common stock as of the close of business on April 24, 2015, or (iii) a brokerage account statement indicating that you owned the Company's common stock as of the close of business on April 24, 2015.

If you acquired your shares of the Company's common stock at any time after the close of business on April 24, 2015, you do not have the right to vote at the annual meeting, but you may attend the meeting if you bring with you:

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  valid personal photo identification (such as a driver's license or passport); and
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  proof that you own shares of the Company's common stock.

Examples of proof of ownership include the following:

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  if a broker, bank or other nominee is the record holder of your shares of the Company's common stock: (i) a letter from your bank or broker stating that you acquired the Company's common stock after April 24, 2015, or (ii) a brokerage account statement as of a date after April 24, 2015 indicating that you own the Company's common stock; or
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  if you are the record holder of your shares of the Company's common stock, a copy of your stock certificate or a confirmation acceptable to the Company that you bought the stock after April 24, 2015.

If you are a proxy holder for a stockholder of the Company who owned shares of the Company's common stock as of the close of business on April 24, 2015, then you must bring:

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  the executed proxy naming you as the proxy holder, signed by a stockholder of the Company who owned shares of the Company's common stock as of the close of business on April 24, 2015;
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  valid personal photo identification (such as a driver's license or passport); and
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  if the stockholder whose proxy you hold was not a record holder of the Company's common stock as of the close of business on April 24, 2015, proof of the stockholder's ownership of shares of the Company's common stock as of the close of business on April 24, 2015, in the form of (i) an original or a copy of the voting instruction form from the stockholder's bank or broker with the stockholder's name on it, or (ii) a letter or statement from a bank, broker or other nominee indicating that the stockholder owned the Company's common stock as of the close of business on April 24, 2015.

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the annual meeting. Shares may be voted in person at the annual meeting only by (a) the record holder as of the close of business on April 24, 2015 or (b) a person holding a valid proxy executed by such record holder.

Electronic Availability of Proxy Materials for the 2015 Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on June 16, 2015. This Proxy Statement and the Annual

Report to Stockholders and Form 10-K for fiscal year 2014 are available electronically at www.proxyvote.com.

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Proxy Statement

Proposal 1 Election of Directors

At the annual meeting, you will elect nine directors to serve until the 2016 annual meeting of stockholders or until their respective successors are elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

Our bylaws require that each director be elected by the majority of votes cast with respect to such director in uncontested elections. In a contested election, where the number of nominees for director exceeds the number of directors to be elected, directors are elected by a plurality of shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee for director who was in office prior to the election is not elected by a majority of votes cast, the director must promptly tender his or her resignation from the Board, and the Nominating and Governance Committee of the Board will make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board, excluding the director in question, will act on the recommendation of the Nominating and Governance Committee and publicly disclose its decision and its rationale within 90 days (or, if so extended by the Board in certain circumstances, within 180 days) from the date the election results are certified. If a nominee for director who was not already serving as a director does not receive a majority of votes cast in an uncontested election at the annual meeting, the nominee is not elected to the Board. All 2015 nominees are currently serving on the Board.

None of the nominees has any family relationship with any other nominee or with any of our executive officers and no arrangement or understanding exists between any nominee and any other person or persons pursuant to which a nominee was or is to be selected as a director or nominee.

After a thorough evaluation and assessment, the Nominating and Governance Committee has recommended, and the Board has re-nominated, Pamela M. Arway, Charles G. Berg, Carol Anthony ("John") Davidson, Paul J. Diaz, Peter T. Grauer, John M. Nehra, William L. Roper, Kent J. Thiry and Roger J. Valine for election as directors and has not recommended, and the Board has not re-nominated, Dr. Robert J. Margolis for election as a director. Please see the section titled "Corporate Governance — Selection of Directors" below for more information about the re-nomination process. Accordingly, the Board has reduced the number of directors from ten to nine, effective as of immediately prior to the annual meeting, and Dr. Margolis' current term as a director will expire and he will cease to hold the office of "Co-Chairman."

Eight of the nine nominees for director have been determined to be independent under the listing standards of the New York Stock Exchange ("NYSE"). Please see the section titled "Corporate Governance — Director Independence" below for more information. Each nominee has consented to being named in this Proxy Statement as a nominee and has agreed to serve as a director if elected.

Unless the proxy indicates otherwise, the persons named as proxies in the accompanying proxy have advised us that at the annual meeting they intend to vote the shares covered by the proxies for the election of the nominees named above. If one or more of the nominees are unable or not willing to serve, the persons named as proxies may vote for the election of the substitute nominees that the Board may propose. The accompanying proxy contains a discretionary grant of authority with respect to this matter. The persons named as proxies may not vote for a greater number of persons than the number of nominees named above.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 5

Information Concerning Members of the Board Standing for Reelection

A biography of each nominee, current as of March 31, 2015, setting forth his or her age, and describing his or her business experience during the past five years, including other prior relevant business experience is presented below.

Pamela M. Arway, 61, has been one of our directors since May 2009. From 2005 to 2007, Ms. Arway served as the president of American Express International, Japan, Asia-Pacific, Australia region, a global payment services and travel company. Ms. Arway joined the American Express Company in 1987 after which she served in various capacities, including as chief executive officer of American Express Australia Limited from 2004 to 2005 and as executive vice president of Corporate Travel, North America from 2000 to 2004. Prior to her retirement in October 2008, she also served as advisor to the American Express Company's chairman and chief executive officer. Ms. Arway has also been a member of the board of the Hershey Company, a chocolate and confectionary company, since May 2010. She currently serves as the Chair of the Governance Committee and as a member of the Audit and Executive Committees of Hershey Company's board. She joined the board of Iron Mountain Incorporated, an enterprise information management services company, in March 2014 and serves as chair of its Compensation Committee. Ms. Arway is an experienced business leader, with extensive management experience.

Charles G. Berg, 57, has been one of our directors since March 2007. Mr. Berg served as executive chairman and as a member of the board of directors of WellCare Health Plans, Inc. ("WellCare"), a provider of managed care services for government-sponsored healthcare programs from January 2008 to December 2010. Mr. Berg served as non-executive chairman of the board of directors of WellCare from January 2011 to May 2013. From January 2007 to April 2009, Mr. Berg was a senior advisor to Welsh, Carson, Anderson & Stowe, a private equity firm. From April 1998 to July 2004, Mr. Berg held various executive positions with Oxford Health Plans, Inc. ("Oxford"), a health benefit plan provider, which included chief executive officer from November 2002 to July 2004 when Oxford was acquired by UnitedHealth Group, president and chief operating officer from March 2001 to November 2002 and executive vice president, medical delivery from April 1998 to March 2001. From July 2004 to September 2006, Mr. Berg served as an executive of UnitedHealth Group and was primarily responsible for integrating the Oxford business. Mr. Berg currently serves on the Operating Council of Consonance Capital Partners, a private equity firm. Mr. Berg is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.
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Proxy Statement

Carol Anthony ("John") Davidson, 59, has been one of our directors since December 2010. From January 2004 to September 2012, Mr. Davidson served as the senior vice president, controller and chief accounting officer of Tyco International Ltd. ("Tyco"), a provider of diversified industrial products and services. Prior to joining Tyco in January 2004, he spent six years at Dell Inc., a computer and technology services company, where he held various leadership roles, including vice president, audit, risk and compliance, and vice president, corporate controller. In addition, he previously spent 16 years at Eastman Kodak Company, a provider of imaging technology products and services, in a variety of accounting and financial leadership roles. Mr. Davidson is a director of Pentair Plc., a provider of products and solutions in water, fluids, thermal management and equipment protection. He is also a director of Legg Mason Inc., a global asset management firm. Mr. Davidson is a member of the Board of Trustees of the Financial Accounting Foundation which oversees financial accounting and reporting standards setting processes for the United States. Mr. Davidson also serves on the Board of Governors of the Financial Industry Regulatory Authority (FINRA). Mr. Davidson is a CPA with more than 30 years of leadership experience across multiple industries and he brings a strong track record of building and leading global teams and implementing governance and controls processes.

Paul J. Diaz, 53, has been one of our directors since July 2007. Mr. Diaz serves as the executive vice chairman of Kindred Healthcare, Inc. ("Kindred"), a provider of long-term healthcare services in the United States, a position he has held since March 2015. He served as Chief Executive Officer of Kindred from January 2004 to March 2015, as well as president from January 2002 to May 2012 and as Chief Operating Officer from January 2002 to December 2003. Prior to joining Kindred, Mr. Diaz was the managing member of Falcon Capital Partners, LLC, a private investment and consulting firm, and from 1996 to July 1998, Mr. Diaz served in various executive capacities with Mariner Health Group, Inc., a health care facility operator, including as executive vice president and chief operating officer. Mr. Diaz serves on the board of Kindred and the board of visitors of Georgetown University Law Center and previously served on the board of PharMerica Corporation. Mr. Diaz is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our industry and business.

Peter T. Grauer, 69, has been one of our directors since August 1994 and our lead independent director since 2003. Mr. Grauer has been chairman of the board of Bloomberg, Inc., a business and financial information company, since April 2001, treasurer since March 2001 and was its chief executive officer from March 2002 until July 2011. Mr. Grauer has also served as a non-executive director of Glencore plc, a global mining and commodities firm listed on the London Stock Exchange, since June 2013. From November 2000 until March 2002, Mr. Grauer was a managing director of Credit Suisse First Boston, a financial services firm. From September 1992 until November 2000, upon the merger of Donaldson, Lufkin & Jenrette ("DLJ"), a financial services firm, into Credit Suisse First Boston, Mr. Grauer was a managing director and founding partner of DLJ Merchant Banking Partners. Mr. Grauer has significant experience as a business leader and brings a deep understanding of our business and industry through his over 20 years of service as a member of the Board.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 7

John M. Nehra, 66, has been one of our directors since November 2000. From 1989 until his retirement in August 2014, Mr. Nehra was affiliated with New Enterprise Associates ("NEA"), a venture capital firm, including, from 1993 until his retirement, as general partner of several of its affiliated venture capital limited partnerships. Mr. Nehra also served as managing general partner of Catalyst Ventures, a venture capital firm, from 1989 to 2013. Mr. Nehra served on the boards of a number of NEA's portfolio companies until his retirement in August 2014 and remains a retired special partner of NEA. Mr. Nehra is an experienced business leader with approximately 44 years of experience in investment banking, research and capital markets and he brings a deep understanding of our business and industry through his nearly 15 years of service as a member of the Board as well as significant experience in the healthcare industry through his involvement with NEA's healthcare-related portfolio companies.

Dr. William L. Roper, 66, has been one of our directors since May 2001. Dr. Roper has been chief executive officer of the University of North Carolina ("UNC") Health Care System, dean of the UNC School of Medicine and vice chancellor for medical affairs of UNC since March 2004. Dr. Roper also continues to serve as a professor of health policy and administration in the UNC School of Public Health and a professor of pediatrics and of social medicine in the UNC School of Medicine. From 1997 until March 2004, he was dean of the UNC School of Public Health. Before joining UNC in 1997, Dr. Roper served as senior vice president of Prudential Health Care. He also served as director of the Centers for Disease Control and Prevention from 1990 to 1993, on the senior White House staff in 1989 and 1990 and as the administrator of Centers for Medicare & Medicaid Services from 1986 to 1989. Dr. Roper was a member of and is the immediate past chairman of the board of the National Quality Forum, a non-profit organization that aims to improve the quality of healthcare. From December 2007 to November 2011, Dr. Roper served on the board of Medco Health Solutions, Inc., a pharmacy benefits management company, and since November 2011 has served on the board of its successor company, Express Scripts Holding Company. Dr. Roper brings substantial expertise in the medical field, an in-depth understanding of the regulatory aspects of our business as well as clinical, financial and operational experience.

Kent J. Thiry, 59, has been our co-chairman of the Board since November 2012 and our chief executive officer since October 1999. In October 2014, Mr. Thiry also became chief executive officer of our integrated care business, HealthCare Partners ("HCP"). From October 1999 until November 2012, Mr. Thiry served as our chairman of the Board. From June 1997 until he joined us in October 1999, Mr. Thiry was chairman of the board and chief executive officer of Vivra Holdings, Inc., which was formed to operate the non-dialysis business of Vivra Incorporated ("Vivra") after Gambro AB acquired the dialysis services business of Vivra in June 1997. From September 1992 to June 1997, Mr. Thiry was the president and chief executive officer of Vivra, a provider of renal dialysis and other healthcare services. From April 1992 to August 1992, Mr. Thiry was president and co-chief executive officer of Vivra, and from September 1991 to March 1992, he was president and chief operating officer of Vivra. From 1983 to 1991, Mr. Thiry was associated with Bain & Company, first as a consultant, and then as vice president. Mr. Thiry previously served on the board of Varian Medical Systems, Inc. from August 2005 to February 2009 and served as the non-executive chairman of Oxford Health Plans, Inc. until it was sold to UnitedHealth Group in July 2004. As a member of management, Mr. Thiry provides significant healthcare industry experience and unique expertise regarding the Company's business and operations as well as executive leadership and management experience.
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Proxy Statement

Roger J. Valine, 66, has been one of our directors since June 2006. From 1993 to his retirement in July 2006, Mr. Valine served as the chief executive officer of Vision Service Plan ("VSP"), the nation's largest provider of eyecare wellness benefits. From January 1991 to February 2006, Mr. Valine served as both the president and chief executive officer of VSP. Upon his retirement, Mr. Valine had worked for VSP for 33 years and provided consulting services to VSP through January 2008. Mr. Valine previously served on the boards of American Specialty Health Incorporated and SureWest Communications. Mr. Valine is an experienced business leader with significant experience in the healthcare industry and brings an understanding of the operational, financial and regulatory aspects of our business as well as extensive management experience.

The Board recommends a vote FOR the election of each of the named nominees as directors.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 9

Corporate Governance

The general governance framework for the Company is provided by its bylaws, corporate governance guidelines, the charters for each of the Board's committees, the corporate governance code of ethics and corporate code of conduct. These governance documents are available under the Corporate

Governance section of our website, located at http://www.davita.com/about/corporate-governance. The Board adopted the corporate governance guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and our stockholders.

Selection of Directors

In making recommendation to the Board, the Nominating and Governance Committee considers a number of factors and assesses the overall mix of qualifications, individual characteristics, experience level, and diverse perspectives and skills that are most beneficial to our Company. The committee also considers the mix of different tenures of the directors, taking into account the benefits of directors with longer tenures, including greater board stability and continuity of organizational knowledge, and the benefits of directors with shorter tenures, helping to foster an openness to new ideas and a willingness to re-examine the status quo. In connection with the re-nomination of current directors, it is the committee's responsibility to determine in each case whether re-nomination is appropriate. The committee assesses each director's performance and contributions to the Board, as well as his or her skills, experience and qualifications, including the continued value to the Company in light of current and future needs, including whether the Company's needs for the director's experience and background have changed. If the incumbent director has not performed or contributed in a meaningful way, the committee should consider whether re-nomination is appropriate in light of any other relevant facts and circumstances. Another integral part of this process is the individual director evaluations by the Board members. The Company does not have a specific diversity policy. However, as noted in our corporate governance guidelines, when selecting nominees the committee considers diversity of skills, experience, perspective and background. The Nominating and Governance Committee will consider nominees for director recommended by stockholders upon submission in writing to our Corporate Secretary of the names and qualifications of such nominees at the following address, within the timeframe and subject to the other requirements set forth in our bylaws: Corporate Secretary, DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202. The committee will evaluate candidates based on the same criteria regardless of whether the candidate was recommended by the Company or a stockholder.

In April 2015, the Nominating and Governance Committee recommended the candidates standing for election at the 2015 annual meeting of stockholders.

Director Independence

Under the listing standards of the NYSE, a majority of the members of the Board must satisfy the NYSE criteria for "independence." No director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, the Board has adopted a formal set of standards used to determine director independence. The full text of our director independence standards is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

The Board evaluates the independence of our directors annually and will review the independence of individual directors on an interim basis to consider changes in employment, relationships and other factors. The Board has determined that all of the individuals currently serving, or who served at any time during 2014, as members of the Board, other than Mr. Thiry and Dr. Margolis, are independent under the NYSE listing standards and the Company's independence standards. In evaluating each director's independence, the Board considered the nature of any executive officer's personal investment interest in director affiliated entities (active or passive), the level of involvement by the director or executive officer as a partner in any such director affiliated entities, any special arrangements between the

10

Corporate Governance

parties which would lead to a personal benefit, any personal benefits derived as a result of business relationships with the Company, any other personal benefit derived by any director or executive officer as a result of the disclosed relationships or any other relevant factors.

In assessing director independence, the Board considered investments made by some Board members and executive officers of the Company in the past in certain funds of a venture capital firm of which Mr. Nehra is a retired special partner or that are managed directly or indirectly by the firm of which Mr. Nehra is a retired special partner. The Board also considered transactions in which WellCare has made payments to us for services rendered in the ordinary course of business in the last three years which did not exceed the greater of $1 million or 2% of WellCare's consolidated gross revenue in each such year. Mr. Berg was a director and non-executive chairman of WellCare until May 2013 and holds less than 10% beneficial interest in WellCare. The Board also considered the $465,000 of additional fees in the aggregate paid to Mr. Berg in his role as a member of the Board's Compliance Committee, in overseeing the 2010 U.S. Attorney physician relationship investigation and the 2011 U.S. Attorney physician relationship investigation ("PRI"), at the request of the Board. In addition, the Board considered the transactions in which Kindred has made payments to us for services rendered in the ordinary course of business in the last three years which did not exceed the greater of $1 million or 2% of Kindred's consolidated gross revenue in each such year. Mr. Diaz is Kindred's executive vice chairman and director, of and has less than 10% beneficial interest in Kindred.

The Board maintains a policy whereby the Board will evaluate the appropriateness of the director's continued service on the Board in the event that the director retires from their principal job, changes their principal job responsibility or experiences a significant event that could negatively affect their service to the Board. In such event, the policy provides that the affected director shall promptly submit his or her resignation to the chairman of the Board and the lead independent director. The members of the Board, excluding the affected director, will determine whether the affected director's continued service on the Board is in the best interests of our stockholders and will decide whether or not to accept the resignation of the director. In addition, the policy provides that prior to accepting an invitation to serve on the board of directors of another public company, a director must advise the chairman of the Board and the lead independent director so that the remaining members of the Board may evaluate any potential conflicts of interest.

Leadership Structure and Meetings of Independent Directors

Since the completion of our acquisition of HCP LLC, Mr. Thiry and Dr. Margolis have served as co-chairmen of our Board. Following the annual meeting, Mr. Thiry will be our sole chairman. Mr. Thiry is the chief executive officer of the Company and since October 2014, Mr. Thiry has also served as chief executive officer of HCP. Mr. Thiry brings over 15 years of experience with our Company and deep institutional knowledge and experience to the combined role. Dr. Margolis served as the chief executive officer of HCP LLC from May 1982 to November 2012, and the chief executive officer of HealthCare Partners from November 2012 to March 2014.

We believe that Mr. Thiry's experience and knowledge as CEO and co-chairman are essential to the chairman role and is counterbalanced appropriately by the significant role of the lead independent director. After the annual meeting, Mr. Thiry will serve as the sole chairman of the board. Our lead independent director, Mr. Grauer, who was elected by and from the independent board members, plays a significant role in

Board leadership and meetings of the independent directors. Mr. Grauer also chairs our Nominating and Governance Committee, and as chairman of the Nominating and Governance Committee, Mr. Grauer has the authority to call meetings of the committee, whose primary purpose, as outlined in its charter, includes overseeing the evaluation of the Company's management, including the CEO.

As lead independent director, Mr. Grauer serves as liaison between the chairman or co-chairmen and the independent directors, approves information sent to the Board, confers with the CEO/co-chairman in setting and thereafter approving meeting agendas for the Board, approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, and presides at all meetings of the Board at which the chairman or co-chairmen are not present, including executive sessions of independent directors. Additionally, Mr. Grauer facilitates discussions outside of scheduled Board meetings among the independent directors on key issues as required, and decides when

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 11

to engage independent advisors for the Board or a Board committee. Mr. Grauer, in his capacity as lead independent director, also has the authority to call meetings of the Board and the independent directors and, if requested by major stockholders, makes himself available for consultation and direct communication with them.

Independent directors meet regularly in executive sessions without management. Executive sessions are held in conjunction with each regularly scheduled meeting of the Board.

Communications with the Board

Any interested party who desires to contact the lead independent director, Mr. Grauer, may do so by sending an email to leaddirector@davita.com. In addition, any interested party who desires to contact the Board or any member of the Board may do so by writing to: Board of Directors, c/o Corporate Secretary, DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202. Copies of any such written communications received by the Corporate Secretary will be provided to the full Board or the appropriate member depending on the facts and circumstances described in the communication unless they are considered, in the reasonable judgment of the Secretary, to be improper for submission to the intended recipient(s).

Annual Meeting of Stockholders

We do not have a policy requiring that directors attend the annual meeting of stockholders. At the last annual meeting of stockholders, our co-chairman and CEO, Mr. Thiry, attended the meeting.

Information Regarding the Board and its Committees

The Board has established the following committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Compliance Committee, the Public Policy Committee, and the Clinical Performance Committee. The Board met 13 times during 2014. Each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he or she served during 2014, other than Mr. Diaz, who attended 74% of such meetings.

12

Corporate Governance

Committees of the Board

The following chart sets out the current members of our Board Committees and describes the principal functions of each committee of our Board. The charter for each committee is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2014

Audit[1] Carol Anthony ("John") Davidson Chair Charles G. Berg Roger J. Valine

•

Assists the Board with oversight of the integrity of our financial statements including the financial reporting and disclosure processes and the integrity and effectiveness of our system of internal control over financial reporting.

•

Assists the Board with oversight of the independence, qualifications and performance of our independent registered public accounting firm, including a review of the scope and results of their audit, as well as our internal audit function.

•

Together with the Compliance Committee, assists the Board with oversight of compliance with legal and regulatory requirements, including those that may have a material impact on the Company's financial statements.

•

Appoints and engages our independent registered public accounting firm, and pre-approves the firm's annual audit services (including related fees), audit-related services, and all other services in accordance with our pre-approval policy.

•

Monitors our disclosure controls and procedures and compliance with ethical standards.

11

Compensation[2] Pamela M. Arway Chair Paul J. Diaz Peter T. Grauer Roger J. Valine

•

Reviews the performance of our chief executive officer and other executives and makes decisions regarding their compensation.

•

Establishes policies relating to the compensation of our executive officers and other key employees that further the goal of ensuring that our compensation system for our chief executive officer and our other executives, as well as our philosophy for compensation for all employees and the Board, is aligned with the long-term interests of our stockholders.

•

Conducts an evaluation of our chief executive officer's performance and the Company's performance and considers a self-assessment prepared by our chief executive officer. Periodically, the Compensation Committee engages an outside consultant to conduct an in-depth analysis of our chief executive officer's performance as a manager during the year.

•

Has sole authority and discretion to retain or replace its independent compensation consultant.

•

Annually determines and approves the compensation package for our chief executive officer subject to ratification by the independent members of the Board.

•

Works closely with and considers the recommendations of our chief executive officer to determine the compensation of our other executive officers.

•

When determining the compensation of the other executive officers, considers the recommendations of the chief executive officer who conducts a performance and compensation review of each other executive officer and reviews his detailed assessments of the performance of each of the other executive officers with the Compensation Committee.

•

Reviews the results of advisory stockholder votes and other stockholder feedback on the compensation of our executive officers and considers whether to make adjustments to our compensation policies and practices as a result of such votes.

5

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 13

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2014

Nominating and Governance[3] Peter T. Grauer Chair Pamela M. Arway Carol Anthony ("John") Davidson Roger J. Valine	• Reviews and makes recommendations to the Board about our governance processes. • Assists in identifying and recruiting candidates for the Board. • Annually reviews the performance of the individual members of the Board. • Proposes a slate of nominees for election at the annual meeting of stockholders. • Makes recommendations to the Board regarding the membership and chairs of the committees of the Board.	3

Compliance Committee[4] Charles G. Berg Chair Paul J. Diaz John M. Nehra Dr. William L. Roper

•

Reviews and oversees compliance with Federal health care program requirements and the five-year Corporate Integrity Agreement entered into with the Office of the Inspector General.

•

Oversees and monitors the effectiveness of our healthcare regulatory compliance program, reviews significant healthcare regulatory compliance risk areas, and reviews the steps management is taking to monitor, control and report these risk exposures.

•

Together with the Audit Committee, assists the Board with oversight of compliance with healthcare regulatory requirements.

•

Has primary responsibility for oversight of healthcare regulatory requirements and for directing the Company's response to certain pending governmental investigations.

•

Meets regularly with our chief compliance officer.

		8

Public Policy[5] John M. Nehra Chair Pamela M. Arway Paul J. Diaz Dr. Robert J. Margolis	• Advises the Board on public policy and makes recommendations to the Board as to policies and procedures relating to issues of public policy and government relations. • Oversees the Company's government affairs activity and political spending.	2

Clinical Performance[6] Dr. William L. Roper Chair Carol Anthony ("John") Davidson Dr. Robert J. Margolis	• Advises the Board on clinical performance issues facing the Company. • Makes recommendations to management and to the Board as to policies and procedures relating to issues of clinical performance.	2

1
Ms. Arway served on the Audit Committee until March 6, 2014.
2
Mr. Nehra served as the Chair of the Compensation Committee until January 14, 2014. Ms. Arway was appointed to the Compensation Committee on January 14, 2014, and was appointed Chair of the Compensation Committee on January 14, 2014. Mr. Diaz was appointed to the Compensation Committee on March 6, 2014.
3
Messrs. Berg, Diaz and Nehra and Dr. Roper served on the Nominating and Governance Committee until March 6, 2014.
4
Mr. Roper served as the Chair of the Compliance Committee until October 9, 2014. Ms. Arway and Mr. Grauer served on the Compliance Committee until October 9, 2014. Messrs. Diaz and Nehra were appointed to the Compliance Committee on October 9, 2014. Mr. Berg was appointed Chair of the Compliance Committee on October 9, 2014.
5
Mr. Diaz served as the Chair of the Public Policy Committee until March 6, 2014. Dr. Roper served on the Public Policy Committee until March 6, 2014. Ms. Arway, Mr. Nehra, and Dr. Margolis were appointed to the Public Policy Committee on March 6, 2014, and Mr. Nehra was appointed Chair of the Public Policy Committee on March 6, 2014.
6
Ms. Arway and Mr. Nehra served on the Clinical Performance Committee until March 6, 2014. Mr. Davidson was appointed to the Clinical Performance Committee on March 6, 2014.
14

Corporate Governance

Overview of Committee Membership Qualifications

Director	Independent	Other Public Company Boards*

Pamela M. Arway[1]	Yes	2

Charles G. Berg[2]	Yes	0

Carol Anthony ("John") Davidson[2]	Yes	2

Paul J. Diaz[1]	Yes	1

Peter T. Grauer[1,3]	Yes	1

Dr. Robert J. Margolis	No	0

John M. Nehra	Yes	0

Dr. William L. Roper	Yes	1

Kent J. Thiry	No	0

Roger J. Valine[1,2]	Yes	0

1
Member of the Compensation Committee and is (a) independent under the listing standards of the NYSE and the Company's independence standards, (b) a "nonemployee director" under Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act"), and (c) an "outside director" as defined in Internal Revenue Service regulations.
2
Member of the Audit Committee and qualifies as an "audit committee financial expert" within the meaning of the rules of the SEC and each is "independent" and "financially literate" under the listing standards of the NYSE and the Company's independence standards.
3
Mr. Grauer is our Lead Independent Director.
*
Current as of March 31, 2015.

Risk Oversight

The Board's involvement in risk oversight involves the Audit Committee, the Compliance Committee and the full Board. Each of the Audit Committee and Compliance Committee are comprised of independent non-executive directors. The Audit Committee is responsible for legal and regulatory risk oversight and the Compliance Committee has primary responsibility for oversight of healthcare legal and regulatory compliance requirements. The Audit Committee and the Compliance Committee meet regularly with our chief legal officer and chief compliance officer, and work together to assist the Board with oversight of legal and compliance enterprise risk management and to ensure that management identifies, monitors, controls and reports such compliance risk exposures. The Compliance Committee reviews significant healthcare legal and regulatory compliance risk areas, and meets on a regular basis and reports directly to the Board on its findings. The Audit Committee receives materials on enterprise risk management on an annual basis. These materials include identification of top enterprise risks for the Company, the alignment of management's accountability and reporting for these risks, and mapping of the Board's and Audit Committee's oversight responsibilities for key risks. In addition, the Audit Committee and the full Board periodically receive materials to address the identification and status of major risks to the Company. The Audit Committee discusses significant risk areas and the actions management has taken to monitor, control, and report such exposures. The Audit Committee also reviews with the Company's chief legal officer legal matters that may have a material impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, and material reports or inquiries received from governmental agencies, including such matters identified by the Compliance Committee or the chief compliance officer. At each meeting of the full Board, the chairman of the Audit Committee reports on the activities of the Audit Committee, including risks identified and risk oversight.

Board Share Ownership Policy

We have a share ownership policy that applies to all non-employee members of the Board. The purpose of the policy is to encourage the Board to have an ownership stake in the Company by retaining a specified financial interest in our common stock.

Both shares owned directly and shares underlying vested but unexercised stock appreciation rights ("SARs"), including stock-settled stock appreciation rights ("SSARs"), restricted stock units ("RSUs"), direct stock

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 15

issuances ("DSIs") and stock options are included in the determination of whether the share ownership guidelines have been met. The total net realizable share value retained must have a current market value of not less than the lower of:

  •
  25% of the total equity award value realized by the Board member to date in excess of $100,000; or
  •
  three times the annual Board retainer of $80,000, or $240,000.

As of December 31, 2014, each of our non-employee members of the Board had met the requirements of our share ownership guidelines. See "Compensation Policies and Practices — Management Share Ownership Policy" on page 46 of this Proxy Statement for more information regarding our management share ownership policy.

Code of Ethics and Codes of Conduct

We have a code of ethics that applies to our chief executive officer, chief financial officer, controller and chief accounting officer, chief legal officer, and all professionals involved in the accounting and financial reporting functions. We also have a code of conduct that applies to all of our employees, officers and the Board. The code of ethics and the code of conduct are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance. If the Company amends or waives the code of ethics or the code of conduct with respect to our chief executive officer, chief financial officer, controller or chief accounting officer, or persons performing similar functions, we will post the amendment or waiver at the same location on our website.

HCP also has a code of conduct that applies to its officers, employees, affiliated physicians, and persons serving on the board of directors of its subsidiaries, and other contracted providers, vendors and all third parties conducting business on behalf of HCP. The HCP code of conduct is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

Insider Trading Policy

We have adopted an Insider Trading Policy applicable to our directors, executive officers and employees that is intended to ensure that those individuals do not benefit financially from buying or selling shares of our common stock while in the possession of material non-public information. Under our Insider Trading Policy, pre-clearance by our chief legal officer is required for equity and 401(k) plan transactions entered into by our executives and Board members, such as an option or stock appreciation right exercise, or electing to invest in or divest shares of our common stock, as well as certain other transactions involving our common stock. In addition, quarterly trading blackouts are imposed under the Insider Trading Policy upon our directors, executive officers and certain other employees who are deemed to have access to the Company's financial results prior to their becoming final and being publicly disclosed. The Insider Trading Policy states the Company's belief that if our directors, executive officers or employees engage in certain types of hedging transactions, their interest may no longer be aligned with those of the Company. Accordingly, the Company strongly discourages hedging transactions and no person may engage in a hedging transaction without obtaining the approval of our chief legal officer. No one has ever sought and therefore there has never been any approval of a hedging transaction under our Insider Trading Policy. Moreover, our directors, executive officers and employees are prohibited from pledging Company securities as collateral for a loan, with a limited exception for circumstances in which such a person can clearly demonstrate the financial capacity to repay the loan without resort to the pledged securities. Even in such circumstances, the pledging of Company securities is strongly discouraged and requires pre-approval by our chief legal officer. No one has ever sought and therefore there has never been any approval of a pledge of Company securities under our Insider Trading Policy.

16

Corporate Governance

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm

The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. Representatives of KPMG LLP are expected to attend the annual meeting in person and will be available to respond to appropriate questions and to make a statement if they so desire. If KPMG LLP should decline to act or otherwise become incapable of acting, or if KPMG LLP's engagement is discontinued for any reason, the Audit Committee will appoint another independent registered public accounting firm to serve as our independent registered public accounting firm for 2015. Although we are not required to seek stockholder ratification of this appointment, the Board believes that doing so is consistent with corporate governance best practices. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment.

The following table sets forth the aggregate professional fees billed to us for the years ended December 31,

2014 and 2013 by KPMG LLP, our independent registered public accounting firm:

	2014	2013

Audit fees[1]	$4,760,714	$4,253,918

Audit-related fees[2]	487,185	1,158,435

Tax fees[3]	445,429	300,482

All other fees	—	—

	$5,693,328	$5,712,835

1
Includes aggregate fees for the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting and the three quarterly reviews of our consolidated financial statements included in our Form 10-Q and other SEC filings. In addition, audit fees include statutory audits in several international countries.
2
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as "Audit Fees." The audit-related fees in 2014 and 2013 include fees for audits of our employee benefit plans, audits of one and two of our majority-owned entities, respectively, audits of HCP's risk bearing organizations, and fees of $264,297 and $627,253, respectively, for due diligence services relating to potential acquisitions.
3
Includes fees for professional services rendered for tax advice and tax planning as well as $260,583 in 2013 for tax due diligence services. None of these fees were for tax compliance or tax preparation services.

Pre-approval Policies and Procedures

The Audit Committee is required to pre-approve the audit, audit-related, tax and all other services provided by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee's pre-approval policy provides for pre-approval of all audit, audit-related, tax and all other services provided by the independent registered public accounting firm, KPMG LLP. The Audit Committee pre-approved all such services in 2014 and concluded that such services performed by KPMG LLP were compatible with the maintenance of that firm's independence in the conduct of its auditing functions.

The Board recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 17

Proposal 3 Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, we are providing stockholders with a vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote on executive compensation described in this proposal is commonly referred to as a "say-on-pay vote."

The Company intends to include in its proxy statement on an annual basis an advisory vote regarding named executive officer compensation.

As disclosed in the Compensation Discussion and Analysis, the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. We design our executive officer compensation program to attract and retain outstanding leaders who possess the skills and talent necessary to achieve our business goals and objectives. Our ultimate objective is to continue to create long-term stockholder value by being a leader in clinical outcomes, generating strong overall revenue growth, market share increases, operating margin growth, increases in Medicare Advantage enrollment and consistently strong total stockholder return ("TSR"). In order to achieve this objective, we have designed our compensation program so it:

  •
  rewards superior clinical outcomes;
  •
  rewards strong Company performance;
  •
  aligns our executives' interests with our stockholders' interests; and
  •
  is competitive within the health care services, diagnostics, managed care and solutions markets, so that we can attract and retain outstanding executives.

We believe that the compensation of our named executive officers during fiscal 2014 is consistent with the following achievements and financial performance for 2014:

  •
  improvements in our clinical outcomes in our U.S. dialysis operations, including maintaining the highest ever fistula in use rates at 65.7%, lowest gross mortality rate at 13.5 measured in early first quarter of 2015 and continued maintenance of our lowest ever catheter rates at 13.0%;

  •
  five-year compound annual TSR of 20.9%, compared to the median five-year compound annual TSR of 3.1% for our Global Industry Classification Standard group and 18.6% for our comparator peer group;
  •
  strong adjusted operating cash flow of $1,728 million, which excludes the $269 million after-tax payment made for the settlement of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, compared to original guidance range of $1,450 million to $1,550 million;1
  •
  consolidated adjusted operating income of $1,832 million, excluding an adjustment to a loss contingency reserve of $17 million, compared to original guidance range of $1,675 million to $1,850 million;2
  •
  Kidney Care adjusted operating income of $1,617 million, excluding an adjustment to a loss contingency reserve of $17 million, compared to original guidance range of $1,475 million to $1,550 million;3
  •
  normalized non-acquired U.S. dialysis treatment growth of 5.0%;
  •
  an increase of 5.7% in the overall number of U.S. dialysis treatments;
  •
  HCP's entry into two new markets, Colorado and Pennsylvania;
  •
  a $7.25 billion refinancing of a substantial amount of our existing indebtedness, resulting in lower interest costs, extended maturities and enhanced liquidity; and
  •
  an increase of 72,800 in HCP's senior capitated members.

1
Adjusted operating cash flow represents 2014 net cash provided by operating activities of $1,459 million, plus our 2014 payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations of $410 million, each as reported in our consolidated financial statements filed with the Company's Form 10-K for the year ended December 31, 2014, minus the 2014 tax benefit related to that settlement of approximately $141 million.
2
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2014 for reconciliation of this metric to the most closely comparable GAAP metric.
3
Kidney Care 2014 adjusted operating income represents 2014 consolidated operating income of $1,815 million, less 2014 HCP segment operating income of $215 million, plus 2014 loss contingency charges of $17 million, as reported in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2014.
18

Corporate Governance

The Compensation Committee has developed and approved an executive compensation philosophy to provide a framework for the Company's executive compensation program featuring the following policies and practices:

  •
  strong pay-for-performance alignment, with equity awards ranging up to 69% of our named executive officers' compensation in 2014, and with short-term cash bonuses and long-term incentive awards of cash and equity tied to the achievement of various performance metrics;
  •
  a stock ownership policy that requires our executives to accumulate a meaningful ownership stake in the Company over time to strengthen the alignment of our named executive officers' and stockholders' interests;
  •
  a clawback policy that permits the Board to recover bonuses, incentive and equity-based compensation from executive officers and members of the Board whose fraud or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statements; and
  •
  equity incentive plans that prohibit repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.

This proposal gives our stockholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our stockholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the annual meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the 2014 Summary Compensation Table and the other related tables and disclosure)."

The say-on-pay vote is an advisory vote only, and therefore it will not bind the Company or the Board. However, the Board and the Compensation Committee will consider the voting results as appropriate when making future decisions regarding executive compensation, as they did following the 2014 annual meeting of stockholders.

The Board recommends a vote FOR the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 19

Proposal 4 Stockholder Proposal Regarding Proxy Access

We expect the following proposal to be presented at the annual meeting by the UAW Retiree Medical Trust, 110 Miller Avenue, Suite 100, Ann Arbor, Michigan 48104, the sponsor of the proposal and a holder of 45,394 shares of the Company's common stock. The Board has recommended a vote AGAINST this proposal for the reasons set forth following the proposal. The Board disclaims any responsibility for the content of the proposal and the supporting statement, which are presented exactly in the form received by the Company.

Stockholder Proposal and Supporting Statement

Proxy Access — Proposal 4

Resolved: Shareholders of DaVita HealthCare Partners Inc. (the "Company") ask the board of directors (the "Board") to adopt, and present for shareholder approval, a "proxy access" bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a sharehodler [sic] or group (the "Nominator") that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company's proxy card.

The number of shareholder-nomined [sic] candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under Company bylaws, should provide that a Nominator must:

  a)
  have beneficially owned 3% or more of the Company's outstanding common stock continuously for at least three years before submitting the nomination;
  b)
  given the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as director if elected; and (ii) the Nominator, including proof it owns the required shares (the "Disclosure"); and
  c)
  certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator's communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company's proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control at the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the nominee (the "Statement"). The Board shall adopt procedures for promptly resolving disputes over whether notice of a nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.

SUPPORTING STATEMENT

We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute's 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:

  •
  Would "benefit both the markets and corporate boardrooms, with little cost or disruption."
  •
  Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide. (http://www.cfapubs.org/dio/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support — votes for similar shareholder proposals averaged 55% from 2012 through September 2014 — and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.

We urge shareholders to vote FOR this proposal.

20

Corporate Governance

The Company's Statement in Opposition to Proposal No. 4

The Board recommends you vote AGAINST the proposal.

We believe that the mechanisms for nominating directors are a critical aspect of corporate governance and any proposal that adds to or changes our stockholders' existing right to nominate directors should be carefully considered and thoughtfully tailored to ensure that the interests of all our stockholders are protected in a balanced way. To that end, we are not opposed to an augmentation of the mechanism for stockholder nominations of directors, provided that there are requisite safeguards. We do not believe the UAW proposal meets that standard.

UAW's proposal is not in the best interests of our stockholders.

UAW's proposal is not in the best interests of our stockholders because it does not contain minimum requirements necessary to ensure quality director nominees are proposed by independent and impartial stockholders. Rather, if the UAW proposal were adopted, it could result in a stockholder or group of stockholders advancing their own or their constituencies' short term financial interests, special interests or narrow agendas that may be in direct conflict with the Company's long term interests. Our Nominating and Governance Committee who is subject to a fiduciary duty to the Company and the independence requirements of the NYSE and SEC, identifies recruits and recommends for nomination, director candidates who possess a diverse combination of skills, professional experience and backgrounds necessary to oversee our business. UAW's proposal, on the other hand, would allow stockholders who have no fiduciary duty and are not bound by the Company's Corporate Governance Guidelines or the NYSE or SEC independence rules to advance their own agenda or narrow interests or those of unknown third-parties, without regard to the Company's best interests, by bypassing the existing objective recruiting process the Board of Directors uses to nominate directors. While stockholders would be free to reject nominees, the cost and disruption of having to defend against narrow agenda-driven attacks is not in stockholders' interests. In furtherance of our commitment to good corporate governance and the enhancement of stockholder protections, the Company plans to engage with stockholders to solicit input and discuss possible changes to enhance our stockholders' right to nominate directors.

UAW's proposal would cause disruption to the Company's orderly annual election of directors.

If adopted, UAW's proxy access proposal could result in contested director elections becoming a routine event. Divisive proxy contests could occur every year and substantially disrupt Company affairs and the effective functioning of our Board of Directors without adding any significant value to the current process. This could harm us in various ways, including the potential for high annual turnover of Directors leading to an inexperienced Board of Directors that lacks sufficient knowledge and understanding of the Company's current and past business which is necessary to provide meaningful and effective oversight of the Company's operations and long-term strategies. Abrupt changes in the composition of the Company's Board of Directors could lead to disruptions and possible turnover of our management, which in turn may impair our ability to develop, refine, monitor and execute on long-term plans. In addition, our management and directors would be required to divert their time from managing and overseeing Company business to focus on proxy contests in the election of directors. Disruption of our Board of Directors' functioning could disrupt the ongoing implementation of our successful strategies and put stockholder value at risk.

Our stockholders are already entitled to recommend Director nominees, and our existing corporate governance practices and stockholder outreach currently encourage stockholder engagement and representation.

Our stockholders may already recommend one or more director nominees, whom the Board will evaluate under the same criteria it applies to its own candidates. We believe the process currently contained in the Company's Corporate Governance Guidelines best protects the interests of our stockholders by way of requiring thoughtful identification and screening of experienced and diverse director nominees which helps us achieve the optimal balance of directors. Furthermore, our Corporate Governance Guidelines require that we review our process each year to ensure that we are continually striving for an effective board of directors that will best represent and serve our stockholders' long term interests.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 21

Board members with the right mix of background, expertise, experience and perspective are the fundamental prerequisite for a high-functioning and diverse board. We believe that the selection of such candidates is best left to the members of the Nominating and Governance committee who have a fiduciary duty to our stockholders and the Company and who are bound by NYSE and SEC independence requirements, as well as our Corporate Governance Guidelines with regard to Board nominee qualifications.

We are committed to being a leader in corporate governance and continue our practice of quality stockholder engagement and responsiveness. To that end, we will reach out to a wide range of stockholders, to solicit their input and feedback into augmenting our current process for nominating directors. Our stockholders have direct access to our Board and our Board regularly reviews feedback provided by our stockholders. We value our stockholders' opinions, and intend to discuss proxy access with them to ensure that any proxy access provision adopted by the Company is thoughtfully designed to protect the best interests of all stockholders and mitigate the risk of abuse of the procedure.

*********************************

We are committed to continuing our practice of quality engagement with and responsiveness to our stockholders. When our stockholders express priorities and concerns to us, we respond and, in the past, have made changes to our governance and policies to address their concerns. We will actively reach out to our stockholders to discuss the most optimal structure and process for proxy access. The Board will be informed by the feedback gathered in such discussion to determine the best action.

For all of the foregoing reasons, the Board recommends that you vote AGAINST this proposal.

22

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the ownership of our common stock as of March 31, 2015 by (a) all persons known by us to own beneficially more than 5% of our common stock, (b) each of our directors and named executive officers, and (c) all of our directors and executive officers as a group. We know of no agreements among our stockholders which relate to voting or investment power over our common stock or any arrangement the operation of which may at a subsequent date result in a change of control of the Company.

Name and address of beneficial owner[1]	Number of shares beneficially owned	Percentage of shares beneficially owned
Warren E. Buffett[2] Berkshire Hathaway Inc.[2] 1440 Kiewit Plaza Omaha, Nebraska 68131	38,565,570	17.9%

The Vanguard Group, Inc.[3] 100 Vanguard Blvd. Malvern, PA 19355	14,374,912	6.7%

Kent J. Thiry[4]	1,820,014	*

Dr. Robert J. Margolis[5]	2,578,820	1.2%

Javier J. Rodriguez[6]	470,313	*

Dennis L. Kogod[7]	383,590	*

Dr. Garry E. Menzel	—	*

Michael D. Staffieri[8]	122,928	*

Pamela M. Arway[9]	83,102	*

Charles G. Berg[10]	94,731	*

Carol Anthony ("John") Davidson[11]	50,491	*

Paul J. Diaz	9,521	*

Peter T. Grauer[12]	158,777	*

John M. Nehra[13]	206,531	*

Dr. William L. Roper[14]	78,600	*

Roger J. Valine[15]	95,136	*

All directors and executive officers as a group (20 persons)[16]	6,345,489	2.9%

*
Amount represents less than 1% of our common stock.
1
Unless otherwise set forth in the following table, the address of each beneficial owner is 2000 16th Street, Denver, Colorado, 80202.
2
Based solely on information contained in a Schedule 13G/A No. 4 filed on February 17, 2015 with the SEC by Berkshire Hathaway Inc., a diversified holding company which Mr. Buffett may be deemed to control. Mr. Buffett and Berkshire Hathaway Inc. share voting and dispositive power over 38,565,570 shares of the Company's common stock, which include shares beneficially owned by certain subsidiaries of Berkshire Hathaway Inc. as a result of being a parent holding company or control person.
3
Based solely upon information contained in Amendment No. 4 to Schedule 13G filed with the SEC on February 10, 2015, The Vanguard Group, Inc., an investment adviser, has sole voting power with respect to 299,641 shares, sole dispositive power with respect to 14,093,365 shares and shared dispositive power with respect to 281,547 shares.
4
Includes 247,950 shares held in a family trust and 1,500,000 shares issuable upon the exercise of SSARs and 72,064 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
5
Includes 2,578,528 shares held in family trusts.
6
Includes 369,583 shares issuable upon the exercise of SSARs and 36,466 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
7
Includes 306,250 shares issuable upon the exercise of SSARs and 36,466 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
8
Includes 117,600 shares issuable upon the exercise of SSARs and 4,934 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
9
Includes 72,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
10
Includes 72,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
11
Includes 43,500 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
12
Includes 144,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
13
Includes 62,531 shares held in a family trust and 144,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
14
Includes 72,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
15
Includes 78,000 shares issuable upon the exercise of SSARs, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.
16
Includes 3,083,070 shares issuable upon the exercise of SSARs and 170,801 restricted stock units, which are exercisable as of, or will become exercisable within 60 days after, March 31, 2015.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 23

Information Concerning Our Executive Officers

Name	Age	Position
Kent J. Thiry	59	Co-Chairman of the Board, Chief Executive Officer and Chief Executive Officer, HealthCare Partners

Javier J. Rodriguez	44	Chief Executive Officer, Kidney Care

Michael D. Staffieri	41	Chief Operating Officer, Kidney Care

Dennis L. Kogod	55	President, HealthCare Partners and Chief Executive Officer, International

Dr. Robert J. Margolis	69	Co-Chairman of the Board

Joseph C. Mello	56	Chief Operating Officer, HealthCare Partners

Dr. Garry E. Menzel	50	Former Chief Financial Officer

James K. Hilger	53	Interim Chief Financial Officer and Chief Accounting Officer

Jeanine M. Jiganti	55	Chief Compliance Officer

Laura A. Mildenberger	56	Chief People Officer, Kidney Care

Kim M. Rivera	46	Chief Legal Officer

LeAnne M. Zumwalt	56	Group Vice President, Purchasing and Public Affairs

Our executive officers are appointed by, and serve at the discretion of, the Board. Set forth below is a brief description as of March 31, 2015 of the business experience of all executive officers other than Mr. Thiry, who is also a director and whose business experience is set forth above in the section of this Proxy Statement entitled "Information Concerning Members of the Board Standing for Reelection."

Javier J. Rodriguez became our chief executive officer, Kidney Care in March 2014. Since joining the Company in 1998, Mr. Rodriguez has served in a number of different capacities. From February 2012 to March 2014, he served as our president. From April 1, 2006 through February 2012, he served as our senior vice president. Before that, from 2000 to 2006 he served as a vice president of operations and payor contracting. Mr. Rodriguez joined the Company in 1998 as a director of value management. Prior to joining the Company, Mr. Rodriguez worked for Baxter Healthcare Corporation in Finance from 1995 to 1996. He also previously served as director of operations for CBS Marketing Inc. in Mexico City.

Michael D. Staffieri became our chief operating officer, Kidney Care, in March 2014. From July 2011 to February 2014, he served as a senior vice president, Kidney Care. From March 2008 to July 2011, he served as our vice president of operations and new center development. Mr. Staffieri joined the Company in July 2000 and has served in several different roles.

Prior to joining us, Mr. Staffieri worked for Arthur Andersen LLP in Finance from 1999 to 2000.

Dennis L. Kogod became our president, HealthCare Partners, and chief executive officer, International, effective January 2015. From March 2014 through December 2014, Mr. Kogod served as chief operating officer of our HealthCare Partners division. From January 2009 to March 2014, he served as our chief operating officer, and prior to that, he served as our president-west beginning in October 2005. From January 2004 until joining us, Mr. Kogod served as president and chief operating officer-west of Gambro Healthcare, Inc., which we acquired in October 2005. From July 2000 to January 2004, Mr. Kogod served as president, west division of Gambro Healthcare, Inc. From June 1999 to July 2000, Mr. Kogod was president of Teleflex Medical Group, a medical original equipment manufacturer of medical delivery systems. From January 1996 to June 1999, Mr. Kogod was corporate vice president of Teleflex Surgical Group, a surgical device and service organization. Mr. Kogod previously served on the board of Arbios Systems, Inc., a medical device and cell-based therapy company.

Dr. Robert J. Margolis became our co-chairman of the Board in November 2012 in connection with our acquisition of HCP LLC. He served as the chief executive officer of HCP LLC, from May 1982 to November 2012, and as the chief executive officer of HCP from November 2012 to March 2014. Dr. Margolis is board certified in internal medicine and

24

Security Ownership of Certain Beneficial Owners and Management

medical oncology having trained at Duke University Medical School and the National Cancer Institute. Dr. Margolis serves on the boards of the Martin Luther King Hospital, the National Committee for Quality Assurance and the California Hospital Medical Center Foundation, Los Angeles. Dr. Margolis also serves as a member of HealthCare Policy Advisory Council for Harvard Medical School and as a member of the advisory board of the USC Schaeffer Center for Health Policy and Economics. Dr. Margolis previously served as the chairman of the boards of the American Medical Group Association, the National Committee for Quality Assurance, and the Unified Medical Group Association.

Joseph C. Mello became our chief operating officer, HealthCare Partners, in January 2015. From April 2012 to April 2014, Mr. Mello served on the Board of CapitalSource Inc., a commercial lender, Mr. Mello previously served as our chief operating officer — emeritus from January 2009 to December 2012, and chief operating officer from June 2000 to December 2008. From April 1998 to June 2000, Mr. Mello served as president and chief executive officer of Vivra Asthma & Allergy. From August 1994 to April 1998, Mr. Mello held various positions with MedPartners, Inc., including senior vice president/chief operating officer-southeastern region from March 1997 to April 1998. Prior to joining MedPartners, from 1984 to 1994, Mr. Mello was associated with KPMG LLP, where he became a partner in 1989.

Dr. Garry E. Menzel served as our chief financial officer from November 2013 through March 2015. Prior to serving as chief financial officer, he served as our senior vice president, finance from September 2013 to November 2013. From December 2010 to June 2013, Dr. Menzel served as chief operating officer of Regulus Therapeutics Inc., a biopharmaceutical company. From August 2008 to November 2010, Dr. Menzel served as their executive vice president for both finance and corporate development. From November 2004 to April 2008, Dr. Menzel served as managing director and global head of life sciences with Credit Suisse Group AG, an investment banking firm. From August 1994 to August 2004, Dr. Menzel served as managing director and global head of biotechnology with The Goldman Sachs Group, Inc., an investment banking firm.

James K. Hilger became our interim chief financial officer in March 2015, a position he previously held from April 2012 until November 2013. Mr. Hilger continues to serve as our chief accounting officer, a position he has held since April 2010. Prior to April

2010, Mr. Hilger served as our vice president and controller since May 2006, after having served as our vice president, finance beginning in September 2005. Mr. Hilger was our acting chief financial officer from November 2007 through February 2008. From September 2003 to September 2005, Mr. Hilger served as vice president, finance and administration and chief financial officer of Pyramid Breweries, a brewer of specialty beverages. From December 1998 to July 2003, Mr. Hilger served as chief executive officer and chief financial officer of WorldCatch, Inc., a seafood industry company. From 1987 until joining WorldCatch, Inc., Mr. Hilger held a variety of senior financial positions in the food industry. Mr. Hilger began his career in public accounting with Ernst & Whinney.

Jeanine M. Jiganti became our chief compliance officer in March 2013. From July 2012 to March 2013, she served as our vice president, international chief compliance officer and deputy chief compliance officer. Prior to joining us, she served as chief compliance officer for Takeda Pharmaceuticals North America, a subsidiary of a Japanese pharmaceutical company, from October 2005 to March 2012. Additionally, she served as chief compliance officer for several of Takeda Pharmaceutical Company Limited's affiliates including Takeda Global Research and Development and Takeda Pharmaceuticals International Operations. During Ms. Jiganti's career, she has served as general counsel for the Illinois Department of Commerce and Economic Opportunity from September 2003 to September 2005, general counsel of Near North Insurance Company from September 2002 to September 2003 and vice president of litigation at Caremark Inc., a pharmaceutical services company, from 1996 to 2002.

Laura A. Mildenberger became our chief people officer, Kidney Care, in March 2014. From July 2008 to March 2014, she served as our chief people officer. Ms. Mildenberger joined us in October 2001 as vice president of operations. Prior to joining us, Ms. Mildenberger served as vice president of operations for the western U.S. for Matrix Rehabilitation, a physical therapy outpatient company, from March 2000 to October 2001. From 1993 to 2000, Ms. Mildenberger served as a general manager for NovaCare Outpatient Rehabilitation, a provider of physical and occupation therapy services. From 1988 to 1993, Ms. Mildenberger was the executive vice president/principal of Worker Rehabilitation Services, a multi-site physical rehabilitation company. Ms. Mildenberger began her career as an occupational therapist at the Mayo Clinic.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 25

Kim M. Rivera became our chief legal officer in July 2011. From January 2010 to December 2013, she served as our corporate secretary. From January 2010 to July 2011, she also served as our vice president and general counsel. Prior to joining us, Ms. Rivera served as vice president and associate general counsel of The Clorox Company, a consumer products company, from February 2006 to November 2009. From August 2004 to February 2006, Ms. Rivera served as vice president law and chief litigation counsel to Rockwell Automation, Inc., a provider of industrial automation control and information solutions. From November 1999 to August 2004, she served as general counsel to Rockwell's Automation Control and Information Group. Prior to joining Rockwell, Ms. Rivera was an attorney at the law firm of Jones Day.

LeAnne M. Zumwalt became our group vice president-purchasing and public affairs in July 2011. From January 2000 to July 2011, Ms. Zumwalt served as our vice president in many capacities. From January 2000 to October 2009, she served as our vice president, investor relations while having other responsibilities. From 1997 to 1999, Ms. Zumwalt served as chief financial officer of Vivra Specialty Partners, Inc. a privately held health care service and technology firm. From 1991 to 1997, Ms. Zumwalt held various executive positions, including chief financial officer, at Vivra Incorporated, a publicly held provider of dialysis services. Prior to joining Vivra Incorporated, Ms. Zumwalt was a senior manager at Ernst & Young, LLP. Ms. Zumwalt serves on the board of The Advisory Board Company.

None of the executive officers has any family relationship with any other executive officer or with any of our directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires "insiders," including our executive officers, directors and beneficial owners of more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC and the NYSE, and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us, or written representations from reporting persons, we believe that our insiders complied with all applicable Section 16(a) filing requirements during 2014, except that one Form 4 was inadvertently filed late for each of Messrs. Davidson and Valine relating to a single transaction to acquire shares of the Company's common stock, one Form 3 was inadvertently filed late for Mr. Craig Samitt relating to his appointment as chief executive officer of HCP on March 1, 2014, one Form 4 was inadvertently filed late for Ms. Rivera relating to one transaction to acquire and three transactions to dispose of the Company's common stock, one Form 4 was inadvertently filed late for Ms. Zumwalt relating to a gift of the Company's common stock and one Form 4 was inadvertently filed late for Dr. Margolis relating to a transaction to acquire and a gift of the Company's common stock.

26

Compensation Discussion and Analysis

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 27

Compensation Discussion and Analysis Information

This Compensation Discussion and Analysis (the "CD&A") describes our executive compensation program for the following named executive officers ("NEOs"):

NEO	TITLE
Kent J. Thiry	Co-Chairman of the Board, Chief Executive Officer and Chief Executive Officer, HealthCare Partners[1]

Javier J. Rodriguez	Chief Executive Officer, Kidney Care

Dennis L. Kogod	President, HealthCare Partners and Chief Executive Officer, International[2]

Dr. Garry E. Menzel	Former Chief Financial Officer[3]

Michael D. Staffieri	Chief Operating Officer, Kidney Care[4]

1
Mr. Thiry was appointed Chief Executive Officer, HealthCare Partners effective August 1, 2014.
2
Mr. Kogod served as the Chief Operating Officer of the Company's HealthCare Partners division through December 31, 2014, and became the President of HealthCare Partners and Chief Executive Officer, International effective January 1, 2015.
3
Dr. Menzel served as the Company's Chief Financial Officer from November 7, 2013 to March 30, 2015.
4
Mr. Staffieri became the Chief Operating Officer of the Kidney Care division effective March 6, 2014.

Executive Summary

Our Business

The Company consists of two major divisions, Kidney Care and HealthCare Partners ("HCP"). Our Kidney Care division is comprised of our U.S. dialysis and related lab services business, various other ancillary services and strategic initiatives, including our international dialysis operations, and our corporate support costs.

Our largest line of business is our U.S. dialysis and related lab services business, which is a leading provider of kidney dialysis services in the United States. As of December 31, 2014, we operated or provided administrative services through a network of 2,179 outpatient dialysis centers in the U.S., serving approximately 173,000 patients in 46 states and the District of Columbia. We also provide acute inpatient dialysis services in approximately 1,000 hospitals. In 2014, our overall network of U.S. outpatient dialysis centers increased by 105 centers primarily as a result of opening new centers and acquisitions. In addition, the overall number of patients that we serve in the U.S. increased by approximately 6% from 2013.

Our other major line of business is HCP, a patient- and physician-focused integrated health care delivery and management company. For nearly three decades, HCP has been providing cost-effective coordinated, outcomes-based medical care. Through capitation contracts with some of the nation's leading health plans, HCP had approximately 837,300 members under its care in southern California, central and south Florida, southern Nevada, central New Mexico and central Arizona as of December 31, 2014. In addition to its managed care business, HCP provides care in all of its markets to over 553,000 patients whose health coverage is structured on a fee-for-service basis, including patients enrolled through traditional Medicare and Medicaid programs, preferred provider organizations and other third party payors.

The patients of HCP's associated physicians, physician groups and independent practice associations benefit from an integrated approach to medical care that places the physician at the center of patient care. As of December 31, 2014, HCP delivered services to its members via a network of over 3,300 associated group and other network primary care physicians, 228 network hospitals, and several thousand associated group and network specialists. Together with hundreds of case managers, registered nurses and other care coordinators, these medical professionals utilize a comprehensive information technology system, sophisticated risk management techniques and clinical protocols to provide high-quality, cost-effective care to HCP's members.

28

Compensation Discussion and Analysis

Our executive compensation program is best understood within the context of the business environment in which we currently operate. This includes increasing regulation by numerous federal, state and local government entities, reductions in reimbursements under federal and state healthcare programs, including Medicare and Medicaid, continued downward pressure on our commercial payment rates, and the integration of HCP into the enterprise.

Our Executive Compensation Structure

In March 2014, our Board of Directors and Compensation Committee made substantial changes to our executive compensation program to further align our executive compensation structure with our strategic and financial objectives in creating stockholder value, including short-term and long-term incentive criteria that are more performance-based, reducing the percentage of equity awards that are subject to time-vesting only or a single performance metric, and making long-term incentive awards based on relative metrics and a variety of performance metrics. Our executive compensation structure is comprised of both short and long-term incentives, which include challenging performance goals that we believe are aligned with our strategic objectives to provide high quality care to our patients, increase profitability, maximize growth and increase the value of our common stock to benefit our stockholders.

The 2014 short-term and long-term criteria, described in further detail starting on page 34, emphasized our objectives as a Company, and our resulting compensation structure incorporated incentives tied to clinical care, profit and growth.

We will continue our ongoing engagement with our stockholders on corporate governance items that are of interest to them, and our Compensation Committee will consider the feedback we receive from our stockholders in making future compensation decisions for our named executive officers. We also believe it is important to maintain consistency with our compensation philosophy and approach, described in further detail on page 29 of this Proxy Statement, to continue to incentivize management toward the proper short- and long-term financial and operating goals, which are intended to create long-term stockholder value.

Consideration of Say-on-Pay Results and Pay for Performance

In June 2014, approximately 94% of the votes cast by stockholders at the annual meeting were voted in favor of the compensation program applicable to our named executive officers, as described in the 2014 proxy statement. We believe the votes reflect support for our executive compensation program, particularly the scope and effectiveness of the changes we adopted in 2014, and strong pay for performance alignment. As such, the Compensation Committee did not make any changes to the executive compensation program in response to the 2014 say-on-pay vote.

Our Compensation Design and Philosophy

Our ability to recruit and retain highly qualified executives is essential to our long-term success. An important goal in the design of our executive compensation program, in addition to clinical differentiation and creating stockholder value, is to attract and retain outstanding leaders who possess the skills and talent necessary to achieve our business goals and objectives, and who embody our mission and values. We believe it is in the best interests of our stockholders to attract and retain talented leaders, and we strive to do so by providing compensation that is reasonable, provides the best value for our stockholders, aligns incentives, and is sufficient to achieve our recruitment and retention objectives.

Our ultimate objective is to continue to create long-term stockholder value by being a leader in clinical differentiation, generating strong overall revenue growth, market share increases, improvements in clinical outcomes, operating margin growth, increases in Medicare Advantage enrollment and consistently strong total stockholder return.

In order to achieve this objective, we have established an executive compensation program that:

  (i)
  rewards superior clinical outcomes;

  (ii)
  rewards strong Company performance;

  (iii)
  aligns our executives' interests with our stockholders' interests; and

  (iv)
  is competitive within the health care services, diagnostics, managed care and solutions markets so that we can attract and retain outstanding executives.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 29

2014 Financial and Performance Highlights

Our overall financial and operating performance was strong for 2014 despite the challenges we faced with Medicare reimbursement in the Kidney Care division and Medicare Advantage reimbursement in the HCP division. We believe that the NEOs were instrumental in achieving these results, including the following major achievements and financial operating performance indicators in 2014:

  •
  improvements in our clinical outcomes in our U.S. dialysis operations, including maintaining the highest ever fistula in use rates at 65.7%, lowest gross mortality rate at 13.5 measured in early first quarter of 2015 and continued maintenance of our lowest ever catheter rates at 13.0%;
  •
  five-year compound annual TSR of 20.9%, compared to the median five-year compound annual TSR of 3.1% for our Global Industry Classifications Standard group and 18.6% for our comparator peer group;
  •
  strong adjusted operating cash flow of $1,728 million, which excludes the $269 million after-tax payment made for the settlement of the 2010 and 2011 U.S. Attorney Physician Relationship Investigations, compared to original guidance range of $1,450 million to $1,550 million;1
  •
  consolidated adjusted operating income of $1,832 million, excluding an adjustment to a loss contingency reserve of $17 million, compared to original guidance range of $1,675 million to $1,850 million;2
  •
  Kidney Care adjusted operating income of $1,617 million, excluding an adjustment to a loss contingency reserve of $17 million, compared to original guidance range of $1,475 million to $1,550 million;3
  •
  normalized non-acquired U.S. dialysis treatment growth of 5.0%;
  •
  an increase of 5.7% in the overall number of U.S. dialysis treatments;
  •
  HCP's entry into two new markets, Colorado and Pennsylvania;
  •
  a $7.25 billion refinancing of a substantial amount of our existing indebtedness, resulting in lower interest costs, extended maturities and enhanced liquidity; and
  •
  an increase of 72,800 in HCP's senior capitated members.

The Company's TSR from the first quarter of 2000 (our CEO's first full quarter with the Company) through the fourth quarter of 2014 was approximately 3,300%, putting the Company in the top 10 of all current S&P 500 companies over that period. The Company's TSR over this period also exceeded that of all companies that have been in the S&P 500 during that entire period.

We believe our U.S. dialysis and related lab services clinical outcomes compare favorably with other dialysis providers in the United States and generally exceed the dialysis outcome quality indicators of the National Kidney Foundation. Our clinical outcomes mean better quality of life for the over 173,000 dialysis patients we serve.

Linking 2014 NEO Compensation to Performance

Our compensation program for our NEOs emphasizes compensation based on performance and are designed to align our NEOs' interests with those of our stockholders and to permit individuals who have performed well in creating and protecting significant long-term value for the Company and its stockholders to share in the value generated. To this end, our compensation program emphasizes variable compensation in the form of cash and equity awards over fixed compensation.

When establishing the compensation for our NEOs for 2014, the Compensation Committee gave significant weight to our sustained record of strong operating performance as highlighted above, our improvement in strategic positioning and our continued strong clinical performance, particularly in light of ongoing general economic volatility and significant industry regulatory challenges and uncertainty. In 2014, we continued to lead industry public policy efforts, achieving favorable outcomes for the industry and the Company. The Compensation Committee balanced its evaluation of the Company's financial and clinical performance by also considering the Company's implementation of the Corporate Integrity Agreement with the United States Department of Health and Human Services, Office of Inspector General, healthcare reform, changes to

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1
Adjusted operating cash flow represents 2014 net cash provided by operating activities of $1,459 million, plus our 2014 payment in connection with the settlement of the 2010 and 2011 U.S. Attorney physician relationship investigations of $410 million, each as reported in our consolidated financial statements filed with the Company's Form 10-K for the year ended December 31, 2014, minus the 2014 tax benefit related to that settlement of approximately $141 million.
2
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2014 for reconciliation of this metric to the most closely comparable GAAP metric.
3
Kidney Care 2014 adjusted operating income represents 2014 consolidated operating income of $1,815 million, less 2014 HCP segment operating income of $215 million, plus 2014 loss contingency charges of $17 million, as reported in "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2014.
30

Compensation Discussion and Analysis

government reimbursement policies, other significant healthcare regulatory changes, as well as the government investigations affecting the Company. When establishing 2014 compensation for our NEOs, the Compensation Committee considered these and other factors in the context of individual NEO performance achieving these results and responding to these challenges. The following table shows the direct compensation for 2014 (base salary, annual performance-based cash award and long-term incentive award) determined by the Compensation Committee for each NEO. This table is not a substitute for the information disclosed in the 2014 Summary Compensation Table and related footnotes, which begin on page 49.

NEO	Base Salary[1]	Annual Cash Award		Annual LTI Award[2]
Kent J. Thiry	$1,200,000	$2,610,000		$9,463,889

Javier J. Rodriguez	$800,000	$2,000,000		$5,405,698

Dennis L. Kogod	$800,000	$200,000	[3]	$2,528,218

Dr. Garry E. Menzel	$510,000	—		—

Michael D. Staffieri	$515,385	$1,100,000		$2,969,152

1
The amounts reported here reflect the base salary amounts actually paid during the 2014 fiscal year.
2
The amounts reported under the Annual LTI Award column consist of the grant date fair value of all 2014 equity awards (both SSARs and PSUs) as well as the target value of the 2014 performance-based cash awards.
3
The amount represents a discretionary bonus paid to Mr. Kogod for advancing strategic initiatives in his role as chief executive officer of our international business, which were not included as performance targets in our 2014 short-term incentive criteria.

Given the emphasis on variable compensation, the Compensation Committee determined to limit increases to fixed compensation amounts in 2014 such that the base salaries of our NEOs were retained at 2013 levels, other than Mr. Staffieri's base salary, which was increased in 2014 in connection with his promotion to Chief Operating Officer of the Company's Kidney Care division. The following pie charts illustrate the allocation of the total direct compensation that the NEOs above earned or, in the case of the long-term incentives, were granted with respect to 2014:

Compensation Summary CEO	Compensation Summary Other NEOs

The Compensation Committee believes that the above compensation structure struck an appropriate balance by promoting long-term stockholder value creation without motivating or rewarding excessive risk-taking.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 31

The following graph illustrates how cash performance bonuses over the past three years varied with changes in our adjusted operating income:

3-Yr NEO Performance Cash Bonuses vs.
Company Adjusted Operating Income*

*
See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2014 for reconciliation of this measure to the Company's GAAP consolidated operating income.

To further illustrate our emphasis on compensation based on performance and our commitment to align the interests of our NEOs with those of our stockholders, the following graph illustrates how our CEO's compensation over the past five years varied with changes in our TSR for the same period (indexed to the commencement year of the graph, i.e., 2010). For purposes of this table, CEO total compensation includes all elements of compensation reflected in the "Total" column of the 2014 Summary Compensation Table on page 49 of this Proxy Statement.

5-Yr CEO Total Compensation vs. Company TSR

32

Compensation Discussion and Analysis

Stockholder Interest Alignment

Our executive compensation is designed to focus on pay-for-performance and to align the interests of our executives with the long-term interests of our stockholders. Our incentive criteria focus on performance-based compensation that aligns with our strategic and financial objectives in creating stockholder value. Our CEO receives all long-term compensation in the form of equity compensation. Our other executives receive long-term compensation, consisting of both equity compensation and cash-based incentive compensation. Our long-term equity compensation is comprised of stock-settled stock appreciation rights ("SSARs") and performance stock units ("PSUs"). At least 50% of our CEO's equity awards and at least 25% of the other executive officers' awards are in the form of PSUs. Relative total stockholder return ("TSR") was selected as the performance criterion for 50% of these PSUs to create close alignment with stockholder value creation. The equity awards are further subject to time vesting—equity awards granted in 2014 vest 50% each after three and four years from the date of grant. The combination of performance-based metrics and extended vesting schedules are intended to assist in the long-term retention of such NEOs and further align the interests of our executives with the long-term interests of our stockholders. A key component of our executive compensation philosophy and design is that stock-based compensation creates an incentive for the NEO to contribute to the overall success of the Company and to take actions that result in the creation of long-term stockholder value.

Key Features of Our Executive Compensation Program

We Do	We Do Not
Have double trigger change in control provisions for acceleration of equity award vesting	Provide excise tax gross-ups on change in control payments for new or materially amended agreements entered into since 2008[1]

Limit severance payments to not more than three times base salary and bonus	Re-price or replace underwater stock options or stock appreciation rights

Provide for multi-year vesting periods for equity award grants to reinforce a culture in which the Company's long-term success takes precedence over volatile short-term results	Have our Compensation Committee's independent compensation consultant provide any other services to the Company

Use an independent compensation consultant	Have a defined benefit pension plan

Have a clawback policy that permits recovery of bonuses, incentive and equity-based compensation from executives

Seek stockholder feedback on our executive compensation program

Apply meaningful stock ownership guidelines to strengthen alignment of executives' and stockholders' interests

Have policies related to the hedging and pledging of Company's securities

1
We have not provided for tax gross-ups in any employment agreements or amended employment agreements entered into after July 2008. Our CEO has the only remaining legacy agreement that contains a tax gross-up; however, no gross-up would have been payable under his agreement in any of the prior five years if a change of control had occurred. See "Potential Payments Upon Termination or Change of Control" on pages 54 to 60.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 33

Elements of Compensation

The elements of direct compensation offered under our executive compensation program include both fixed (base salaries) and variable (annual and long-term incentives) compensation.

Base Salary

We compensate our NEOs with a base salary because we believe it is appropriate that some portion of compensation be provided in a form that is liquid and assured. Base salaries are initially established at levels necessary to enable us to attract and retain highly qualified executives with reference to comparative pay within the Company for executives with similar levels of responsibility, the prior experience of the executive, and expected contributions to Company performance.

We do not guarantee salary adjustments on an annual basis. During March of each year, the Compensation Committee considers adjustments to base salary as part of the overall annual compensation assessment for our NEOs. Our CEO typically provides the Compensation Committee with his recommendation regarding merit-based increases for each NEO other than himself. The CEO's base salary is determined by the Compensation Committee with input from Compensia, the Compensation Committee's independent compensation consultant, and Compensia's analysis of CEO compensation of our comparator peer group.

Consistent with our emphasis on performance-based compensation and the Compensation Committee's decision to limit increases to fixed compensation amounts in 2014, the Compensation Committee maintained the base salaries of Mr. Thiry, Mr. Rodriguez, Mr. Kogod and Dr. Menzel at 2013 levels. Mr. Staffieri's base salary was increased in 2014 in connection with his promotion from Senior Vice President to Chief Operating Officer of the Company's Kidney Care division. The base salaries for 2013 and 2014 for our NEOs are shown in the table below.

Name	2013 Base Salary[1]	2014 Base Salary[2]
Kent J. Thiry	$1,200,000	$1,200,000

Javier J. Rodriguez	$800,000	$800,000

Dennis L. Kogod	$800,000	$800,000

Dr. Garry E. Menzel	$510,000	$510,000

Michael D. Staffieri	$450,000	$550,000

1
The amounts reported reflect the annual base salaries approved in March 2013.
2
The amounts reported reflect the annual base salaries approved in March 2014.

Short-Term Incentive Program (STI Program) for 2014

The 2014 STI program awards are granted pursuant to the DaVita HealthCare Partners Inc. 2011 Incentive Award Plan, as amended and restated (the "2011 Plan"), which permits the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, equity and cash-based performance awards, as well as other forms of equity awards.

Under the 2014 STI program, each NEO was eligible for a maximum annual performance-based bonus potential calculated as a multiple of the annual salary approved in March 2014 by the Compensation Committee, and with respect to the CEO, the Board, as summarized in the table below:

Name	2014 Base Salary	Multiple of 2014 Base Salary	2014 STI Maximum Bonus Potential
Kent. J. Thiry	$1,200,000	3.0x	$3,600,000

Javier J. Rodriguez	$800,000	2.5x	$2,000,000

Dennis L. Kogod	$800,000	2.5x	$2,000,000

Dr. Garry E. Menzel	$510,000	2.0x	$1,020,000

Michael D. Staffieri	$550,000	2.0x	$1,100,000

Each performance metric under our STI program was assigned a relative weight to determine the percentage of the maximum bonus potential for which each executive was eligible. The percentage of the maximum bonus potential was determined based on results achieved in 2014, and the Compensation Committee then exercised negative discretion to reduce the annual bonus payment based on changed or special circumstances, or factors that may not have been anticipated when the criteria range for the metrics were established. With respect to the 2014 STI, the Compensation Committee reduced the 2014 bonus for Dr. Menzel.

34

Compensation Discussion and Analysis

The tables below summarize the relative weights, criteria range, maximum performance based eligibility range, actual performance and maximum eligible payout achieved for each of the 2014 STI performance metrics, as well as the actual payout percentage and amount for each of the NEOs.

Kent J. Thiry

			Maximum Performance Based Eligibility Range			Maximum Eligible Payout Achieved
2014 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Adjusted Enterprise OI	70%	$1,759 million to $1,860 million	25% - 100%	$630,000 - $2,520,000	$1,832 million	75%	$1,890,000

Kidney Care Mortality	10%	13.51 or less (lower is better)	0% or 100%	$0 or $360,000	13.48	100%	$360,000

Kidney Care NAG	10%	4.3% to 4.9%	50% - 100%	$180,000 - $360,000	5.0%	100%	$360,000

HCP MA Enrollment Growth	10%	10% to 40% above industry	25% - 100%	$90,000 - $360,000	<10%	0%	$0

				Total Eligible STI Bonus		72.5%	$2,610,000

				Total Actual STI Bonus		72.5%	$2,610,000

Javier J. Rodriguez

			Maximum Performance Based Eligibility Range			Maximum Eligible Payout Achieved
2014 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Adjusted Core Kidney Care OI*	70%	$1,494 million to $1,550 million	25% - 100%	$350,000 - $1,400,000	$1,617 million	100%	$1,400,000

Kidney Care Mortality	15%	13.51 or less (lower is better)	0% or 100%	$0 or $300,000	13.48	100%	$300,000

Kidney Care NAG	15%	4.3% to 4.9%	50% - 100%	$150,000 - $300,000	5.0%	100%	$300,000

				Total Eligible STI Bonus		100%	$2,000,000

				Total Actual STI Bonus		100%	$2,000,000

*
Criteria range represents the top 75% of the public guidance range for our Kidney Care division at the time this performance metric was developed. Adjusted Core Kidney Care Operating Income is a subset of Adjusted Kidney Care Operating Income that excludes certain non-core business units. Actual Performance represents actual Adjusted Operating Income for our Kidney Care division.

Dennis L. Kogod

			Maximum Performance Based Eligibility Range			Maximum Eligible Payout Achieved
2014 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Adjusted HCP OI	50%	$265 million to $310 million	25% - 100%	$250,000 - $1,000,000	$215 million	0%	$0

HCP MA Enrollment Growth	50%	10% to 40% above industry	25% - 100%	$250,000 - $1,000,000	<10%	0%	$0

				Total Eligible STI Bonus		0%	$0

				Total Actual STI Bonus		0%	$0

For 2014, Mr. Kogod received a discretionary bonus of $200,000 outside of the STI Program for advancing strategic initiatives in his role as chief executive officer of our international business, as these initiatives were not included as performance targets in our 2014 STI Program.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 35

Dr. Garry E. Menzel

			Maximum Performance Based Eligibility Range			Maximum Eligible Payout Achieved
2014 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Adjusted Enterprise OI	70%	$1,759 million to $1,860 million	25% - 100%	$178,500 - $714,000	$1,832 million	75%	$535,500

Kidney Care Mortality	10%	13.51 or less (lower is better)	0% or 100%	$0 or $102,000	13.48	100%	$102,000

Kidney Care NAG	10%	4.3% to 4.9%	50% - 100%	$51,000 - $102,000	5.0%	100%	$102,000

HCP MA Enrollment Growth	10%	10% to 40% above industry	25% - 100%	$25,500 - $102,000	<10%	0%	$0

				Total Eligible STI Bonus		72.5%	$739,500

				Total Actual STI Bonus		0%	$0

Michael D. Staffieri

			Maximum Performance Based Eligibility Range			Maximum Eligible Payout Achieved
2014 STI Performance Metrics	Weight	Criteria Range	(%)	($)	Actual Performance	(%)	($)
Adjusted Core Kidney Care OI*	70%	$1,494 million to $1,550 million	25% - 100%	$192,500 - $770,000	$1,617 million	100%	$770,000

Kidney Care Mortality	15%	13.51 or less (lower is better)	0% or 100%	$0 or $165,000	13.48	100%	$165,000

Kidney Care NAG	15%	4.3% to 4.9%	50% - 100%	$82,500 - $165,000	5.0%	100%	$165,000

				Total Eligible STI Bonus		100%	$1,100,000

				Total Actual STI Bonus		100%	$1,100,000

*
Criteria range represents the top 75% of the public guidance range for our Kidney Care division at the time this performance metric was developed. Adjusted Core Kidney Care Operating Income is a subset of Adjusted Kidney Care Operating Income that excludes certain non-core business units. Actual Performance represents actual Adjusted Operating Income for our Kidney Care division.

Long-Term Incentive Program (LTI Program) for 2014

LTI program awards are granted pursuant to the 2011 Plan. The 2011 Plan permits the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock units, equity and cash-based performance awards, as well as other forms of equity awards. Our LTI program is designed to provide a link to long-term stockholder value through equity awards for all executives, while also providing a more direct tie to our various lines of business for which executives are responsible through cash-based performance awards targeting internal operating performance metrics consistent with our existing compensation philosophy.

Equity Awards

While we emphasize stock-based compensation, we do not designate a target percentage of total compensation as stock-based. We instead maintain discretion to respond to changes in NEO and Company performance and related objectives, as well as to changes in remaining relative values that have yet to be vested. We believe that our emphasis on stock-based compensation creates an alignment of interest between our NEOs and our stockholders. Grants of equity awards also serve as an important tool for attracting and retaining executives. To vest in equity awards and earn the full benefit of the award, NEOs must remain employed for a multi-year vesting period, typically over four years, which reinforces a culture in which the Company's long-term success takes precedence over volatile and unsustainable short-term results.

Each year, the Compensation Committee recommends to the full Board an aggregate equity award pool that will be available for grants to all eligible recipients of equity awards, based on (i) the historical amounts granted, (ii) the amount of equity held by participants that is currently in-the-money, (iii) the number of shares we expect to be forfeited due to anticipated departures, and (iv) the number of shares that will likely be required both to retain and incentivize our highest-potential and highest-performing employees and to attract new employees we expect to hire during the coming year. The Compensation Committee may also recommend the establishment of special purpose share budgets for proposed interim grants. After considering such recommendations, the Board approves a budget and delegates authority to the Compensation Committee to make awards to our executive officers and other employees.

36

Compensation Discussion and Analysis

The equity awards that are granted to our NEOs are generally made annually (typically in the first half of the year). Discretionary interim awards to our NEOs may be made during the year to address special circumstances, such as retention concerns, promotions and special performance recognition awards, and new hire awards. Our annual equity awards are generally awarded upon the completion of performance reviews and in connection with the Compensation Committee's decision and review process regarding other forms of direct compensation. The timing of the interim grants is contingent upon individual circumstances. Under the terms of the 2011 Plan, awards are granted with an exercise or base price not less than the closing price of our common stock on the date of grant. Furthermore, the 2011 Plan prohibits repricing or replacing underwater stock options or stock appreciation rights without prior stockholder approval.

Stock-settled Stock Appreciation Rights

The majority of our equity awards to NEOs are in the form of stock-settled stock appreciation rights, which only derive value if the market value of our common stock increases. The economic value and tax and accounting treatment of SSARs are comparable to those of stock options, but SSARs are less dilutive to our stockholders because only shares with a total value equal to the grantee's gain (the difference between the fair market value of the base shares and their base price) are ultimately issued. SSARs are granted with a base price not less than the closing price of our common stock on the date of grant and vest based on the passage of time. SSARs granted in 2014 vest 50% each in April 2017 and 2018.

Performance Stock Units

We also award performance stock units to our NEOs as part of our compensation program. PSUs are granted under the 2011 Plan and typically vest based on a combination of accomplishment of performance metrics and passage of time over a period of three or more years, but the Compensation Committee may approve alternative vesting schedules based on performance, timing of vesting of individual outstanding grants and other retention related factors.

A minimum of 50% of the CEO's equity compensation and 25% of each executive officer's equity compensation is awarded in the form of PSUs, which fully vest in four years (50% at three years, and 50% at four years) so long as performance goals have been met. Based on the level of achievement, more or less than 100% of the target PSUs can vest based on the achievement of the underlying performance.

The tables below summarize the criteria range and percent range of target PSUs for each of the 2014 PSU performance metrics and detail the relative weightings of each of the 2014 PSU performance metrics for our NEOs. The performance periods for these metrics run through 2017, or in the case of Relative Total Stockholder Return through March 31, 2018 and, therefore, we are not able to present performance against these metrics at this time. Given the market and operating conditions at the time the targets were set, the target vesting levels were designed to be achievable with strong management performance, while vesting at the maximum levels were designed to be difficult to achieve.

2014 PSU Performance Metrics	Criteria Range	Percent of Target PSUs

Kidney Care Mortality	13.35 - 12.15 (lower is better)	50% - 200%

Kidney Care Non Acquired Growth	3.95% to 4.70%	50% - 150%

HCP New Market Success	2 to 6 markets that meet threshold	50% - 200%

HCP New Market Adjusted Operating Income	50% to 200% of internal goal	50% - 200%

Relative Total Stockholder Return	40th percentile to 90th percentile	50% - 200%

	Performance Metrics Weightings
2014 PSU Performance Metrics	Company-wide Executives	Kidney Care Division Executives	HCP Division Executives
Kidney Care Mortality	12.5%	25%

Kidney Care Non Acquired Growth	12.5%	25%

HCP New Market Success	12.5%		25%

HCP New Market Adjusted Operating Income	12.5%		25%

Relative Total Stockholder Return	50%	50%	50%

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 37

Cash-Based Performance Awards

In 2014, the Compensation Committee granted cash-based performance awards to Messrs. Rodriguez and Staffieri. Mr. Thiry received all of his 2014 LTI awards in the form of equity (SSARs and PSUs). Mr. Kogod's cash-based performance award for 2014 was delayed to 2015, when cash-based performance awards were made to other executives of the Company's HCP division. Since there was no long-term cash-based incentive plan at HCP, and no such plan had previously existed at HCP, the grant of cash-based performance awards to HCP executives was delayed to allow time for the proper structuring of a long-term cash-based incentive plan. As a result, cash-based performance awards for HCP executives in 2015, including Mr. Kogod, will appear greater than a typical annual grant since they will effectively represent grants for two consecutive years.

The Compensation Committee determines the target award value for NEOs' cash-based performance awards in a manner similar to how it determines the amount of equity awards to grant, that is, based on individual and Company historical and expected performance, including an executive's ability to influence the targeted performance measure. The aggregate target value of cash-based performance awards available for allocation to our executives is approved by the full Board for administration by the Compensation Committee along with the aggregate equity award pool.

The 2014 cash-based performance awards for NEOs have a payout based on operating results for 2016. Cash-based performance awards granted in 2014 vest 100% on April 1, 2017, subject to performance conditions being met. Under the terms of the 2011 Plan, the maximum annual amount of any cash-based performance awards payable to any executive is $10,000,000. However, the Compensation Committee established target award values for each NEO at the time of grant, at amounts substantially lower than the maximum under the 2011 Plan.

In early 2015, Messrs. Rodriguez, Kogod and Staffieri received payouts under the 2012 long-term cash-based performance awards granted under the Company's 2011 Incentive Award Plan. Messrs. Rodriguez and Kogod each earned $6,142,500 and Mr. Staffieri earned $2,292,500 for performance at the 250% payout level as a result of adjusted operating income achieved for the dialysis and related lab services operating segment of $1,742 million for fiscal year 2014 compared to a target of $1,535 million at the 100% payout level.

Determining LTIP Award Amounts

The Compensation Committee reviews the annual LTIP award recommendations for our NEOs and other executives in advance of the grant date with the input of our CEO. Based upon a review of equity award shares available, their dilutive effect on stockholders, long-term share budgeting restrictions, cash-based performance award dollars available and recommendations from management, the Compensation Committee recommends aggregate equity and cash LTIP award pools for the year for approval by the Board. In considering how to distribute the equity and cash-based performance award units in the respective LTIP award pools, our CEO, together with a team that includes other senior executives, gives differential attention to high-potential individuals whom the Company believes will be the future senior leaders of the Company, and to other high-performing individuals whose performance in their current positions exceeded expectations.

Each such high-potential and/or high-performing employee is then individually reviewed, from a holistic perspective, starting with a review of such employee's historical compensation, including his or her initial base salary, any base salary increases during his or her tenure with the Company and performance cash bonuses and equity and long-term cash-based incentive award grants over his or her career at the Company. A determination is then made as to the amount and number of cash and equity LTIP award units that should be granted and the appropriate vesting schedules and performance conditions that should be implemented for such awards in order to retain and continue to motivate these high-quality, high-performing individuals. Our goal is to achieve fairness in compensation and motivate performance over the course of multiple years, which is the reason we take into account all compensation that has been awarded to such individuals over their respective careers at the Company when making prospective award decisions.

The Compensation Committee also evaluates the market competitiveness of the Company's compensation for its NEOs and other executive officers by analyzing its historical and proposed compensation changes in light of compensation practices among its comparator peer group as provided in an annual assessment by Compensia, the Compensation Committee's independent compensation consultant.

38

Compensation Discussion and Analysis

After taking into account the elements set forth above, the Compensation Committee approved LTIP award grants to our NEOs in 2014, except for Mr. Thiry, whose LTIP award grant was approved by the independent members of the Board. All of the SSARs, PSUs and cash-based performance awards granted to our NEOs were granted in March 2014 after the completion of the review and approval by the Compensation Committee, and with respect to Mr. Thiry, by the independent members of the full Board. The table below shows the aggregate number of shares subject to SSARs and PSUs, and the base target value of the cash-based performance awards granted to each of our NEOs in 2014.

2014 Long-term Incentive Awards	Shares Subject to SSARs (#)	Shares Subject to PSUs (#)	Target Cash-Based Performance Award Value ($)

Kent J. Thiry	282,339	63,022	—

Javier J. Rodriguez	79,228	17,685	2,750,000

Dennis L. Kogod	115,246	8,575	—

Garry E. Menzel	—	—	—

Michael D. Staffieri	25,929	5,788	2,100,000

The 2014 SSAR awards above vest 50% each in the third and fourth years from the date of grant and the PSU awards above vest 50% each on May 15, 2017 and May 15, 2018 for all of the above NEOs, subject to the NEO's continued employment and, in the case of PSUs, the achievement of the underlying performance conditions. The cash-based performance awards vest 100% on April 1, 2017, subject to the NEO's continued employment and the achievement of performance conditions relating to adjusted operating income of the Company's dialysis and related lab services segment in 2016. Given the market and operating conditions at the time the targets were set, the target vesting levels were designed to be achievable with strong management performance.

Executive Compensation Program for 2015

We are using performance metrics consistent with 2014 for our 2015 Executive Compensation Program. While the broad structure remains the same as for 2014, we have made some minor adjustments, including adjusting the relative weights of various metrics. We believe these adjustments better align the strategic objectives upon which we compensate our executives with delivering increases in long-term shareholder value.

Short-Term Incentive Program (STI Program) for 2015

Our clinical performance measure for the 2015 STI program has been further refined to use catheter rates instead of mortality for company-wide executives and Kidney Care division executives, given the inherent delay in the nature of the calculation of mortality, which can create ambiguities in the calculation if it has to be performed by the time of payment of performance-based cash bonuses. Since we did not have a short-term clinical metric for our HCP executives in 2014, we added Star related clinical metrics for our HCP executives. These Star metrics represent industry standard clinical measures as reported by the Centers for Medicare & Medicaid Services, and our performance is judged relative to historical industry performance. We also added two additional adjusted operating income measures to reflect the specific focus areas of one of our executives, while retaining enterprise, core Kidney Care and HCP adjusted operating income measures. The 2015 STI program performance metrics balance aligment among our strategic objectives of profitability and growth, which collectively deliver increases in stockholder value and continued high quality patient care.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 39

The tables below summarize the criteria range and maximum performance based eligibility range and details the relative weightings of each 2015 STI performance metric. As with the 2014 STI program, after the amount of the maximum performance based eligibility amount is determined, the Board and the Compensation Committee may exercise negative discretion to reduce the annual bonus payment applicable to any of the performance criteria based on changed or special circumstances, or factors that may not have been anticipated when the goals were set.

2015 STI Performance Metrics	Criteria Range	Maximum Performance Based Eligibility Range

Enterprise Adjusted Operating Income	$1,787.5 million to $1,900.0 million	25% - 100%

Core Kidney Care Adjusted Operating Income	$1,550 million to $1,625 million*	25% - 100%

HCP Adjusted Operating Income	$237.5 million to $275.0 million	25% - 100%

International Adjusted Operating Income	Range related to internal budget	25% - 100%

Specific HCP Market Adjusted Operating Income	Range related to internal budget	25% - 100%

Kidney Care Catheter Rate	13.35 - 13.15 (lower is better) and 15% better than industry	50% - 100%

HCP Star Metrics	Customized index range	30% - 100%

Kidney Care Non Acquired Growth	4.3% to 4.9%	25% - 100%

HCP Medicare Advantage Enrollment Growth	5% to 20% above industry	25% - 100%

*
Represents the top 75% of the public guidance range for our Kidney Care division at the time this performance metric was developed. Core Kidney Care Adjusted Operating Income is a subset of Kidney Care Adjusted Operating Income that excludes certain non-core business units.

	Performance Metrics Weightings
2015 STI Performance Metrics	Kent J. Thiry	Javier J. Rodriguez Michael D. Staffieri	Dennis L. Kogod	Joseph C. Mello[1]
Enterprise Adjusted Operating Income	50%

Core Kidney Care Adjusted Operating Income		70%

HCP Adjusted Operating Income	20%		30%	60%

International Adjusted Operating Income			20%

Specific HCP Market Adjusted Operating Income			30%

Kidney Care Catheter Rate	5%	15%

HCP Star Metrics	5%		20%	20%

Kidney Care Non Acquired Growth	10%	15%

HCP Medicare Advantage Enrollment Growth	10%			20%

1
Joseph C. Mello is our Chief Operating Officer, HCP.

Long-Term Incentive Program (LTI Program) for 2015

Our 2015 LTI program consists of long-term cash-based performance awards, SSARs and PSUs, similar to the 2014 LTI program. PSUs vest subject to performance conditions and time. Time vesting is 50% at three years and 50% at four years so long as performance goals have been met. The largest component of our 2015 PSU program continues to be relative TSR, weighted at 50% of the PSU criteria, consistent with the 2014 structure. We believe this provides the closest alignment of executive compensation with long-term stockholder value creation. We replaced the Kidney Care mortality metric with a Quality Incentive Program ("QIP") metric for the same reason that we replaced mortality as an STI performance metric. We also added performance metrics for several specific strategic business unit initiatives. We retained Kidney Care non-acquired growth and HCP new market metrics. Collectively, the PSU performance metrics align with our strategic objectives of profitability, growth, geographic expansion and development of our strategic business units, which together we believe deliver increases in stockholder value, while providing high quality patient care.

40

Compensation Discussion and Analysis

Based on the level of achievement, more or less than 100% of the target PSUs can vest for most performance metrics. The tables below summarize the criteria range and percent range of target PSUs for each of the 2015 LTI performance metrics and details the relative weightings of each of the 2015 PSU performance metrics.

2015 PSU Performance Metrics	Criteria Range	Percent of Target PSUs

Kidney Care Quality Incentive Program	10% to 40% better than industry	50% - 100%

Kidney Care Non-Acquired Growth	3.95% to 4.70%	50% - 150%

HCP New Market Success	2 to 6 markets that meet threshold	50% - 200%

HCP New Market Adjusted Operating Income	50% to 200% of internal goal	50% - 200%

International Adjusted Operating Income	Range tied to internal goal	25% - 100%

DaVita Rx Specialty Drugs Contracts	50% to 200% of internal goal	50% - 200%

Paladina Members	180% to 541% growth over 3 years	50% - 200%

Village Health Hospital Admission Rate	Range tied to internal goal	50% - 200%

Relative Total Stockholder Return	40th percentile to 90th percentile	50% - 200%

	Performance Metrics Weightings
2015 PSU Performance Metrics	Kent J. Thiry	Javier J. Rodriguez Michael D. Staffieri	Dennis L. Kogod	Joseph C. Mello
Kidney Care Quality Incentive Program	10%	20%

Kidney Care Non-Acquired Growth	10%	20%

HCP New Market Success	7.5%		15%	25%

HCP New Market Adjusted Operating Income	7.5%		15%	25%

International Adjusted Operating Income			20%

DaVita Rx Specialty Drugs Contracts	5%

Paladina Members	5%

Village Health Hospital Admission Rate	5%	10%

Relative Total Stockholder Return	50%	50%	50%	50%

Personal Benefits and Perquisites

As described above, our compensation program for NEOs emphasizes compensation based on performance and compensation which serves to align our NEOs' interests with those of our stockholders. As a result, the Compensation Committee has determined that the Company should provide few perquisites to NEOs. We believe that the perquisites and personal benefits that we provide support important attraction and retention objectives. We also consider the extent to which the perquisite or personal benefit provided serves to enhance the performance of our NEOs in light of the demands on these individuals' time. The perquisites and personal benefits available to our NEOs are reviewed annually by the Compensation Committee.

The Compensation Committee has authorized the personal use of fractionally-owned or chartered corporate aircraft by some of our NEOs. The Compensation Committee believes that access to an aircraft for personal travel enables our NEOs to maximize their work hours, particularly in light of their demanding business travel schedules. One of the Compensation Committee's objectives is to ensure that our NEOs are afforded adequate flexibility to allow for sufficient personal time in light of the significant demands of the Company. The Compensation Committee and our CEO allocate a fixed number of hours for personal use by identified NEOs and consider the allocated amount as part of the NEO's total compensation. The Compensation Committee and our CEO use their discretion when determining the number of allocated hours and displace other forms of compensation that otherwise would have been awarded to the NEO.

Our CEO is authorized by the Compensation Committee to use a fractionally-owned or chartered corporate aircraft for business purposes and long-distance commuting, and for a fixed number of hours per year for personal use instead of additional cash compensation that would have otherwise been paid. As part of our CEO's aggregate compensation package, the Compensation Committee approves a fixed number of hours for personal use each year and unused hours from the prior year are available for use the following year. When determining the number of hours of personal use of aircraft to award, the Compensation Committee takes into consideration Mr. Thiry's overall compensation package. If Mr. Thiry

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 41

were to exceed the fixed number of hours for personal use that is unrelated to business or long-distance commuting in a given year, the excess hours of personal use would offset the number of hours approved by the Compensation Committee the following year for personal use or Mr. Thiry would be required to compensate us directly, although historically he has not exceeded the hours authorized for personal use. The Compensation Committee reviews all business and personal use of the aircraft annually, including detailed passenger logs with special attention to mixed business and personal use and required reimbursements to the Company.

Deferred Compensation Program

Our deferred compensation program permits certain employees, including our NEOs, to defer compensation at the election of the participant or at the election of the Company. We maintain a Voluntary Deferral Plan which allows certain employees, including our NEOs, to defer a percentage of their base salary, cash bonus and other compensation as identified by the Company. We do not utilize deferred compensation as a significant component of compensation and there are no Company contributions thereto or above-market returns available thereunder.

Severance and Change of Control Arrangements

We have entered into employment agreements with each of our NEOs. These agreements, among other things, provide for severance benefits in the event of a termination of employment in certain circumstances, including, with respect to certain NEOs, the departure of the NEO following a change of control of our Company. Each agreement is individually negotiated and the terms vary. When entering into employment agreements with our NEOs, we attempt to provide severance and change of control benefits which strike a balance between providing sufficient protections for the NEO while still providing post-termination compensation that is reasonable and in the best interests of the Company and our stockholders. See "Potential Payments Upon Termination or Change of Control" beginning on page 54 of this Proxy Statement for a description of the severance and change of control arrangements set forth in our employment agreements with the NEOs.

The terms of individual agreements vary but under our current stock-based award agreements, accelerated vesting of stock-based awards is generally triggered when a change of control event occurs and either the acquiring entity fails to assume, convert or replace the stock-based award or the grantee's employment is terminated within the twenty-four-month period following a change of control or if the executive resigns for "good reason" or is terminated by the Company without "cause" as provided in his or her applicable employment agreement. The additional acceleration provisions in our stock-based award agreements further serve to secure the continued employment and commitment of our NEOs prior to or following a change of control. See "Potential Payments Upon Termination or Change of Control" beginning on page 54 of this Proxy Statement for more information regarding accelerated vesting under our stock-based award agreements.

Process for Determining NEO Compensation

Role of Independent Compensation Committee

Our executive compensation and benefits programs are designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee, composed solely of independent directors, reviews and approves our overall executive compensation program, strategy and policies and sets the compensation of our executive officers.

When recruiting new executives, the Compensation Committee and our CEO evaluate the comparative compensation of executives within the Company with similar levels of responsibility, the prior experience of the executive and expected contributions to Company performance. Thereafter, each executive's compensation is reviewed annually by the Compensation Committee and CEO, and considered for adjustment based on individual performance and other factors.

42

Compensation Discussion and Analysis

When evaluating performance, we base compensation decisions on an assessment of Company and individual performance over the year, taking individual accomplishments into consideration in light of the totality of circumstances together with individual potential to contribute to the Company's future growth. We believe that all of our NEOs have the ability to influence overall Company policies and performance and, accordingly, should be accountable for Company-wide performance as well as the areas over which they have direct influence. The differences in total annual compensation levels among the NEOs are based on their individual roles and responsibilities within the Company and their relative individual performance. The Compensation Committee uses its judgment in awarding compensation to our NEOs in accordance with the overall objectives of the Company's compensation program.

The Compensation Committee takes into consideration a number of factors when determining the elements and amounts of compensation awarded to our NEOs, including individual performance, overall financial and non-financial performance of the Company for the year, individual skill sets and experience relative to industry peers, readiness for promotion, past and expected future performance, the importance and difficulty of achieving future Company and individual objectives, the value of each executive's outstanding equity awards, aggregate historical compensation, levels of responsibility and performance relative to other executives within the Company, importance to the Company and difficulty of replacement. The Compensation Committee also gives significant weight to our clinical performance and quality of patient care. Accordingly, Company-wide patient clinical outcomes and improvements in quality of patient care, and each NEO's contributions in those areas, can have a significant impact on NEO compensation.

The Company-wide factors taken into consideration by the Compensation Committee include, but are not limited to, the following:

  •
  overall revenue growth, increases in our treatment volume, market share increases, improvements in cost per treatment, operating income growth, operating margin growth and increases in earnings per share;
  •
  healthcare regulatory compliance initiatives;
  •
  improved strategic positioning;
  •
  improved positioning of the Company for continued growth and diversification;
  •
  improved organizational capabilities;
  •
  patient growth;
  •
  relationships with private payors;
  •
  improved clinical outcomes, vaccination rates and fistula utilization;
  •
  relationships with medical directors;
  •
  selection and implementation of improved financial, operating and clinical information systems;
  •
  management performance in attracting and retaining high-performing employees throughout our organization and succession planning;
  •
  implementation of successful public policy efforts;
  •
  good corporate citizenship; and
  •
  advancement of strategic business initiatives supporting our mission to be the provider, partner and employer of choice.

The Compensation Committee retains discretion as to how to weigh these factors. There is no formal weighting of the individual elements considered and no particular elements are required to be considered with respect to a given individual or in any particular year.

When determining annual compensation for our NEOs, other than for our CEO, the Compensation Committee works closely with our CEO to review each individual's performance for the year and determine such NEO's compensation. Shortly following the end of each year, our CEO provides his assessment of each NEO's performance during the year based on his personal experience with the individual, the NEO's achievement of success in areas determined to be significant to the Company, and any changes in responsibility levels. The Compensation Committee also considers performance discussions that have taken place at the Board and Compensation Committee level regarding the NEOs, retention objectives and the future growth potential of the individual executive. Our CEO recommends to the Compensation Committee the amounts of cash and stock-based compensation for each of the NEOs. The Compensation Committee considers the recommendations made by the CEO regarding the other NEOs but retains the discretion to deviate from those recommendations. Neither the CEO nor other members of management provide a recommendation to the Compensation Committee with regard to the CEO's compensation.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 43

The Compensation Committee evaluates our CEO's performance at the same time it sets the compensation of the other NEOs. When evaluating the performance of our CEO and making decisions about his compensation, the Compensation Committee considers overall Company performance as part of the assessment of our CEO's performance but does not rely on the achievement of specific objectives to determine his compensation. The Compensation Committee also considers a self-assessment prepared by our CEO. As part of this self-assessment, our CEO reviews with the Compensation Committee the overall annual management objectives of the Company and his participation in the attainment, or level of responsibility for the shortfall, of such objectives. Approximately every other year, the Compensation Committee engages an outside independent consultant to conduct an in-depth analysis of our CEO's performance as a manager during the year. The most recent assessment took place in 2014. This evaluation involves a rigorous assessment of our CEO's performance by members of the senior management team. This assessment is reviewed by the Board and the Compensation Committee and is one of the many factors considered when making compensation decisions. As further described below, the Compensation Committee's independent compensation consultant provides the Compensation Committee with an analysis of comparative market data on the cash, stock-based compensation and total compensation for senior executives, including the CEO, at a group of comparable companies within our industry. The compensation package for our CEO is approved by the

Compensation Committee, with ratification by the independent members of the Board.

Role of Independent Compensation Consultant

The Compensation Committee has selected and directly retains the services of Compensia, an independent national compensation consulting firm. The Compensation Committee has the sole authority to retain or replace Compensia in its discretion. Compensia does not provide consulting services to the Company and may not provide such services without prior approval of the chair of the Compensation Committee. Compensia only provides compensation consulting services to the Compensation Committee, and works with the Company's management only on matters for which the Compensation Committee is responsible. The Compensation Committee has assessed the independence of Compensia pursuant to the rules of the SEC and NYSE and concluded that Compensia's work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee periodically seeks input from Compensia on a range of external market factors, including evolving compensation trends, appropriate peer companies and market survey data. Compensia also provides general observations on the Company's compensation program, but it does not determine or recommend the amount or form of compensation for the NEOs.

44

Compensation Discussion and Analysis

Market Competitiveness

We evaluate the overall competitiveness of our executives' total direct compensation each year in order to assist in executive retention. In 2013 and 2014, the Compensation Committee retained Compensia to perform a comprehensive market analysis of our executive compensation programs and pay levels and based upon the recommendation of Compensia adopted a revised comparator peer group in late 2013.

Compensia provided the Compensation Committee with an analysis of comparative market data on the cash, stock-based compensation and total compensation for senior executives at the companies within our comparator peer group. In addition to public executive compensation data, the Compensation Committee reviewed the compensation practices of our comparator peer group for purposes of benchmarking and to understand general compensation practices of our peers. Our comparator peer group consists of the following companies, which are all in the health care services, diagnostics, managed care and solutions markets:

Company[1]	1-Year TSR[2]	3-Year Compound Annual TSR[2]	Market Capitalization (in millions)[2]	Net Income for Last 4 Quarters (in millions)[3]	Revenue for Last 4 Quarters (in millions)[3]
Catamaran Corporation[4]	9.0%	22.4%	$10,545	$291	$20,371

Centene Corp.[4]	76.2%	37.9%	$6,282	$218	$14,767

Community Health Systems, Inc.	37.3%	46.0%	$6,061	$20	$16,990

HCA Holdings, Inc.	53.8%	60.8%	$31,402	$1,772	$36,118

Health Net, Inc.	80.4%	20.7%	$4,282	$160	$12,993

HealthSouth Corporation	17.9%	31.0%	$3,540	$229	$2,336

Humana Inc.[4]	40.4%	19.3%	$22,517	$972	$46,359

Laboratory Corporation of America Holdings	18.1%	7.9%	$9,601	$518	$5,936

MEDNAX Services, Inc.	23.8%	22.5%	$6,611	$317	$2,439

Molina Healthcare, Inc.[4]	54.0%	33.8%	$2,504	$19	$8,571

Omnicare, Inc.	22.4%	30.0%	$7,268	$67	$6,326

Quest Diagnostics Incorporated	28.1%	6.8%	$9,899	$556	$7,435

Tenet Healthcare, Inc.	20.3%	35.2%	$4,718	$(73)	$16,032

Universal Health Services, Inc.	37.3%	42.9%	$10,796	$497	$7,756

Summary Statistics:

75th Percentile	50.5%	37.2%	$10,384	$513	$16,751

50th Percentile	32.7%	30.5%	$6,939	$260	$10,782

DaVita	19.5%	26.0%	$16,170	$727	$12,530

DaVita Percentage Rank	20%	42%	88%	88%	53%

1
The Company's peer group was compiled by Compensia and approved by the Compensation Committee. The following companies were deleted from the Company's 2013 peer group due to differences in size and/or business model or the peer group company ceasing to be an independent publicly-traded company: Coventry Health Care, Inc., Express Scripts, Inc., Health Management Associates, Inc., Kindred Healthcare, Inc., Lincare Holdings Inc., and Magellan Health Services, Inc.
2
Data as of January 29, 2015.
3
Financial data generally publicly available as of January 29, 2015.
4
Added to the Company's comparator peer group in late 2013.

Our 2014 comparator peer group includes a diverse representation of various health care services, diagnostics, managed care, and solutions markets because we compete in these broad industry groups for executive talent. The Compensation Committee, in conjunction with Compensia, reviews the composition of this group annually and makes adjustments to the composition of the group as it deems appropriate in order to provide a fairly consistent measure for comparing executive compensation. We believe that our comparator peer companies are comparable to us in their size, as measured by market capitalization, net income and revenues. Compensation paid by this comparator peer group is representative of the compensation we believe is required to attract, retain and motivate our executive talent.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 45

The Compensation Committee considered the comparator peer group together with market data information analysis from Compensia and other factors, in determining 2014 base salary amounts and LTIP awards granted in April 2014. The comparator peer group together with market data and analysis from Compensia and other factors were considered by the Compensation Committee in determining 2015 base salary amounts and 2014 performance bonuses, and will be used in determining LTIP awards expected to be granted in 2015.

The Compensation Committee considered Compensia's analysis (based on publicly disclosed compensation practices) of the compensation of executives serving in similar positions at comparable companies to obtain a general understanding of current compensation practices in our industry. The analysis provided by Compensia was used to provide context for the compensation decisions made by the Compensation Committee, but the Compensation Committee's decisions were not directly related to or otherwise based upon the comparative data. Instead, the Compensation Committee used this comparative data as one of many factors considered to set the compensation for our NEOs. The Compensation Committee also used the analysis as a tool to assess how well the Company is implementing its core compensation objective of awarding compensation weighted heavily in favor of variable compensation tied to performance.

In approving executive compensation, the Compensation Committee considered the Company's market capitalization, which is at the 88th percentile of our comparator peer group, and the Company's size, in terms of net income and revenue, which is at the 88th and 53rd percentiles, respectively, of our comparator peer group. Further, the Compensation Committee noted that the Company's TSR was at the 42nd percentile for three-year compound average annual TSR of its comparator peer group. The Company also has a record of sustained performance against the comparator peer group companies, posting at the 76th percentile for three-year operating margin, 61st percentile for three-year net margin and 85th percentile for three-year revenue growth against the comparator peer group companies. The Compensation Committee also considered each NEO's roles and responsibilities within the Company, individual performance, Company performance and internal pay equity in addition to the results of the competitive pay analysis.

Risk Considerations in Our Compensation Program

The Compensation Committee, with the assistance of Compensia, conducted a review of the Company's material compensation policies and practices applicable to its employees, including its executive officers. Based on this review, the Compensation Committee concluded that these policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The key features of the executive compensation program that support this conclusion include:

  •
  a balance between cash and equity compensation;
  •
  a balance between short-term and long-term performance focus;
  •
  short-term incentive opportunities are capped and are not linked to any one specific goal;
  •
  severance payments are limited to 3x base salary and bonus;
  •
  equity awards have meaningful vesting requirements;
  •
  a clawback policy that permits the Board to recover annual bonuses and longer-term incentive and equity-based compensation from executive officers and members of the Board;
  •
  stock ownership guidelines; and
  •
  significant independent Compensation Committee oversight.

Compensation Policies and Practices

We are committed to strong governance standards with respect to our compensation program, procedures and practices. We believe that the following aspects of our compensation program are indicative of this commitment.

Management Share Ownership Policy

We have a share ownership policy that applies to members of our management team at the executive level. The management share ownership policy is similar to our share ownership policy that applies to all non-employee members of the Board described on page 15 of this Proxy Statement. The purpose of the policy is to ensure that our executive officers accumulate a meaningful ownership stake in the Company over time by retaining a specified financial interest in our common stock. Both shares owned directly and shares underlying vested but unexercised stock appreciation rights (including SSARs), restricted stock units, and stock

46

Compensation Discussion and Analysis

options are included in the determination of whether the share ownership guidelines are met. The total net realizable share value retained must have a current market value of not less than the lower of 25% of the total equity award value in excess of $100,000 realized to date by the executive (since promotion to Vice President); or a specific multiple of the executive's base salary. The salary multiple requirement for our current NEOs is 5.0 for Mr. Thiry, and 3.0 for Mr. Rodriguez, Mr. Kogod, Dr. Menzel and Mr. Staffieri. As of December 31, 2014, all of the NEOs met or exceeded our share ownership policy and guidelines.

Policy Regarding Clawback of Bonuses and Incentive Compensation

In 2010, the Board adopted a clawback policy that permits the Board to recover annual bonuses and longer-term incentive and equity-based compensation from executive officers and non-employee members of the Board whose fraud or intentional misconduct was a significant contributing factor to the Company having to restate all or a portion of its financial statements. In December 2014, the policy was further amended to add significant misconduct as another possible clawback triggering event, in accordance with the executive financial compensation recoupment requirements under the Corporate Integrity Agreement. This new provision applies to all senior vice presidents and above of the Company's domestic dialysis business, in addition to the executive officers and non-employee members of the Board. The clawback policy allows for the recovery of any bonus or incentive compensation paid to those executive officers or directors, the cancellation of restricted or deferred stock awards and outstanding stock awards granted to those executive officers or directors, and the reimbursement of any gains realized that are attributable to such awards to the fullest extent permitted by law. The policy allows for the foregoing actions to the extent that the amount of incentive compensation was calculated based upon the achievement of certain financial results that were subsequently reduced due to a restatement; the executive officer or director engaged in any fraud or intentional misconduct that was a significant contributing factor to the Company having to restate its financial statements; and where the amount of the bonus or incentive compensation that would have been awarded to the officer had the financial results been properly reported would have been lower than the amount actually awarded. The Company will not seek to recover bonuses or incentive or equity-based compensation paid or vested more than three years prior to the date the applicable restatement is disclosed.

Tax and Accounting Considerations

Deduction Limit

When reviewing compensation matters, the Compensation Committee considers the anticipated tax treatment of various payments and benefits to the Company and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the chief executive officer and the three other most highly compensated NEOs employed at the end of the year (other than the chief financial officer), such executives hereinafter referenced as "covered employees."

Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is "performance-based" as defined in Section 162(m). While the Compensation Committee recognizes the desirability of preserving and strives to maintain the deductibility of payments made to the NEOs, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that it believes to be the most effective in attracting, motivating and retaining the Company's key executives.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including SSARs, RSUs, PSUs and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to issue various types of equity awards, considering the natural economic exchange ratios implied by their approximate respective fair values.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 47

Compensation Committee Report

The Compensation Committee of the Board is currently composed of four independent directors. The Compensation Committee oversees the Company's compensation program on behalf of the Board. The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with management.

Based on the Compensation Committee's review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for the Company's 2015 annual meeting of stockholders and the Company's annual report on Form 10-K.

COMPENSATION COMMITTEE

Pamela M. Arway, Chair
Paul J. Diaz
Peter T. Grauer
Roger J. Valine

The information contained above under the caption "Compensation Committee Report" will not be considered "soliciting material" or to be "filed" with the SEC, nor will that information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a filing.

48

Executive Compensation

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2] ($)	Option Awards[3] ($)	Non-Equity Incentive Plan Compensation[4] ($)	All Other Compensation[5] ($)	Total ($)
Kent J. Thiry	2014	$1,200,000	—	$4,905,159	$4,558,730	$2,610,000	$517,134	$13,791,023

Co-chairman of the Board of Directors,	2013	$1,148,077	—	—	$12,272,760	$3,000,000	$678,420	$17,099,257

Chief Executive Officer and Chief Executive Officer, HealthCare Partners	2012	$1,050,000	$200,000	$7,976,044	$12,074,350	$5,000,000	$498,727	$26,799,121

Javier J. Rodriguez	2014	$800,000	—	$1,376,459	$1,279,239	$8,142,500	$151,140	$11,749,338

Chief Executive	2013	$765,385	—	—	$3,780,980	$1,600,000	$13,245	$6,159,610

Officer, Kidney Care	2012	$700,001	$76,423	$4,036,057	$1,358,364	$1,400,000	$110,638	$7,681,483

Dennis L. Kogod	2014	$800,000	$200,000	$667,422	$1,860,796	$6,142,500	$104,792	$9,775,510

President,	2013	$800,000	—	—	$2,970,770	$1,100,000	$90,042	$4,960,812

HealthCare Partners and Chief Executive Officer, International	2012	$800,004	$118,000	$4,036,057	$1,358,364	$1,400,000	$45,877	$7,758,302

Dr. Garry E. Menzel	2014	$510,000	$44,548	—	—	—	$480	$555,028

Former Chief Financial Officer	2013	$147,115	$66,484	—	$1,624,716	—	$45	$1,838,360

Michael D. Staffieri Chief Operating Officer, Kidney Care	2014	$515,385	$38,363	$450,495	$418,657	$3,392,500	$29,981	$4,845,381

1
The amounts reported in this column for 2014 represent discretionary bonuses, including relocation bonuses, earned with respect to 2014. The cash component of our 2014 short-term incentive program (the "2014 STIP") under the DaVita HealthCare Partners Inc. 2011 Incentive Award Plan is included in the "Non-Equity Incentive Plan Compensation" column. For 2014, our NEOs received relocation bonuses as follows: Dr. Menzel — $44,548; Mr. Staffieri — $38,363. For Mr. Kogod, this amount represents a discretionary bonus paid to Mr. Kogod for advancing strategic initiatives in his role as chief executive officer of our international business, which were not included as performance targets in our 2014 short-term incentive criteria.
2
The amounts shown in this column reflect restricted and performance stock unit awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the Company in accordance with FASB ASC Topic 718. In accordance with SEC rules, the amounts included in the Stock Awards column for the performance stock unit awards granted during 2014 are calculated based on the most probable outcome of the performance conditions for such awards on the grant date. If the most probable outcome of the performance conditions as of grant date had been maximum performance, then the grant date fair value of the PSUs would have been as follows: Mr. Thiry — $6,818,105; Mr. Rodriguez — $1,836,657; Mr. Kogod — $964,854; and Mr. Staffieri — $601,118. See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.
3
The amounts shown in this column reflect SSAR awards and represent the aggregate grant date fair value of all such awards granted to the executive during the year as estimated by the Company in accordance with FASB ASC Topic 718. See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.
4
For 2012 and 2013, the amounts shown in this column constitute amounts earned under the expired EIP. For 2014, the amounts shown in this column represent amounts earned for performance periods ending in 2014, which include the 2014 STIP and 2012 Cash LTIP. In early 2015, Messrs. Rodriguez, Kogod and Staffieri received payouts under the 2012 long-term cash-based performance awards granted under the Company's 2011 Incentive Award Plan. Messrs. Rodriguez and Kogod each earned $6,142,500 and Mr. Staffieri earned $2,292,500 for performance at the 250% payout level as a result of adjusted operating income achieved for the dialysis and related lab services operating segment of $1,742 million for fiscal year 2014 compared to a target of $1,535 million at the 100% payout level.

Name	2014 STIP	2012 Cash LTIP	Total Non-Equity Incentive Plan Compensation
Kent J. Thiry	$2,610,000	—	$2,610,000

Javier J. Rodriguez	$2,000,000	$6,142,500	$8,142,500

Dennis L. Kogod	—	$6,142,500	$6,142,500

Dr. Garry E. Menzel	—	—	—

Michael D. Staffieri	$1,100,000	$2,292,500	$3,392,500

The awards are reported for the year with respect to which they were earned, regardless of when the award is paid. Please see "Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2014" in this Proxy Statement for a discussion of the performance criteria under the 2014 STIP.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 49

5
Amounts included in this column are set forth by category below. The amounts disclosed, other than use of a fractionally-owned or chartered corporate aircraft, are the actual or share of actual costs to the Company of providing these benefits. Because a fractionally-owned or chartered corporate aircraft is used primarily for business purposes, we do not include in incremental cost the fixed costs that do not change based on usage. The incremental cost to us of personal use of a fractionally-owned or chartered corporate aircraft, including use for commuting, is calculated based on the variable operating costs related to the operation of the aircraft, including fuel costs and landing fees, trip-related repairs and maintenance, catering and other miscellaneous variable costs. Fixed costs that do not change based on usage, such as pilot salaries, training, utilities, depreciation, management fees, taxes and general repairs and maintenance are excluded. The value of the personal use of a fractionally-owned or chartered corporate aircraft by our NEOs is included in their personal income in accordance with applicable tax regulations.

Name	Year	Aircraft Usage* ($)	Life Insurance Premiums ($)	Total All Other Compensation ($)
Kent J. Thiry	2014	$515,981	$1,153	$517,134

Javier J. Rodriguez	2014	$150,660	$480	$151,140

Dennis L. Kogod	2014	$104,230	$562	$104,792

Dr. Garry E. Menzel	2014	—	$480	$480

Michael D. Staffieri	2014	$29,549	$432	$29,981

  *
  For purposes of calculating the incremental costs to the Company of each NEO's personal use of Company aircraft, the total cost of the flight is allocated to personal use based upon the relative ratio of personal mileage to total mileage. Costs for fuel, ground costs, catering costs, landing fees, domestic passenger fees and federal excise tax charges are also included, if applicable.
50

Executive Compensation

The following table sets forth information concerning awards made to each of the NEOs under the Company's equity compensation plans during 2014.

2014 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards[3]
Name	Grant Date[1]	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Options Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)[5]
	—[1]	—	2,610,000	3,600,000	—	—	—	—	—	—	—

Kent J. Thiry	4/24/14	—	—	—	31,511	63,022	122,105	—	—	—	$4,905,159

	4/24/14	—	—	—	—	—	—	—	282,339	$69.38	$4,558,730

	—[1]	—	2,000,000	2,000,000	—	—	—	—	—	—	—

Javier J. Rodriguez	4/24/14[2]	1,375,000	2,750,000	10,000,000	—	—	—	—	—	—	—

	4/24/14	—	—	—	8,843	17,685	33,160	—	—	—	$1,376,459

	4/24/14	—	—	—	—	—	—	—	79,228	$69.38	$1,279,239

	—[1]	—	—	2,000,000	—	—	—	—	—	—	—

Dennis L. Kogod[6]	4/24/14	—	—	—	4,288	8,575	17,150	—	—	—	$667,422

	4/24/14	—	—	—	—	—	—	—	115,246	$69.38	$1,860,796

Dr. Garry E. Menzel[7]	—	—	—	1,020,000	—	—	—	—	—	—	—

	—[1]	—	1,100,000	1,100,000	—	—	—	—	—	—	—

Michael D. Staffieri	4/24/14[2]	1,050,000	2,100,000	8,400,000	—	—	—	—	—	—	—

	4/24/14	—	—	—	2,894	5,788	10,853	—	—	—	$450,495

	4/24/14	—	—	—	—	—	—	—	25,929	$69.38	$418,657

1
Represents applicable amounts for our 2014 short-term incentive program (2014 STI Program) under the Company's 2011 Incentive Award Plan. The amount in the "Maximum" column represents the maximum amount the executive was eligible to earn under the 2014 STI Program if all performance criteria were achieved at their highest payout level. Since 2014 is now complete, the amount in the "Target" column represents the payout amounts awarded under the 2014 STI Program, considering both the formulaic criteria and any further negative discretion the Committee applied thereunder. Since the Committee may use discretion to reduce amounts awarded to zero, there are no fixed threshold amounts under the 2014 STI Program. Accordingly this table reflects a zero amount in the "Threshold" column.
2
Represents long-term cash-based performance awards granted on April 24, 2014 (2014 cash LTIP awards) under the Company's 2011 Incentive Award Plan. For a description of these 2014 cash LTIP awards, see "Compensation Discussion and Analysis — Elements of Compensation — Long-term Incentive Program (LTI Program) for 2014" in this proxy statement.
3
This number represents performance stock unit awards awarded under the Company's 2011 Incentive Award Plan. The PSU awards above vest 50% each on May 15, 2017 and May 15, 2018, subject to the NEO's continued employment and the achievement of the underlying performance conditions. For a description of the PSUs, see "Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2014 — Equity Awards — Performance Stock Units" in this Proxy Statement.
4
This number represents SSARs awarded under the Company's 2011 Incentive Award Plan. The SSARs vest 50% each in the third and fourth years from the date of grant, subject to the NEO's continued employment. For a description of the SSARs, see "Compensation Discussion and Analysis — Elements of Compensation — Long-Term Incentive Program (LTI Program) for 2014 — Equity Awards — Stock-settled Stock Appreciation Rights" in this Proxy Statement.
5
The amounts for SSARs and performance stock unit awards are the aggregate grant date fair values of each award determined pursuant to FASB ASC Topic 718 and, in the case of the performance stock unit awards, are based upon the probable outcome of the applicable performance conditions on the grant date. See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.
6
These amounts do not include the discretionary bonus paid to Mr. Kogod for advancing strategic initiatives in his role as chief executive officer of our international business, which were not included as performance targets in our 2014 short-term incentive criteria.
7
Dr. Menzel received no grants of equity-based awards for the year ended December 31, 2014.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 51

The following table sets forth information concerning outstanding SSARs and unvested stock awards held by each of the NEOs at December 31, 2014.

2014 Outstanding Equity Awards at Fiscal Year-End

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)[2]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)[1]
	4/13/2011	500,000	[3]	500,000	[3]	$43.35	4/13/2016	—		—

	12/18/2012	—		1,000,000	[4]	$55.34	12/18/2017	—		—

Kent J. Thiry	3/20/2013	—		900,000	[3]	$59.52	3/20/2018	—		—

	4/24/2014	—		282,339	[3]	$69.38	4/24/2019	—		—

	12/18/2012	—		—		—	—	144,128	[5]	$10,916,255

	4/24/2014	—		—		—	—	—		—	63,022	$4,773,286

	3/31/2010	4,667		—		$31.70	3/31/2015	—		—

	4/13/2011	130,000	[3]	130,000	[3]	$43.35	4/13/2016	—		—

	12/8/2011	53,333	[6]	26,667	[6]	$36.96	12/8/2016	—		—

	12/18/2012	—		112,500	[4]	$55.34	12/18/2017	—		—

Javier J. Rodriguez	3/19/2013	—		280,000	[3]	$58.94	3/19/2018

	4/24/2014	—		79,228	[3]	$69.38	4/24/2019	—		—

	12/18/2012	—		—		—	—	72,932	[5]	$5,523,870

	4/24/2014	—		—		$—	—	—		—	17,685	$1,339,462

	4/13/2011	—		250,000	[3]	$43.35	4/13/2016	—		—

	12/18/2012	—		112,500	[4]	$55.34	12/18/2017	—		—

	3/19/2013	—		220,000	[3]	$58.94	3/19/2018	—		—

Dennis L. Kogod	4/24/2014	—		115,246	[3]	$69.38	4/24/2019	—		—

	12/18/2012	—		—		—	—	72,932	[5]	$5,523,870

	4/24/2014	—		—		—	—	—		—	8,575	$649,471

Dr. Garry E. Menzel	9/9/2013	—		120,000	[3]	$56.04	9/9/2018	—		—

	3/31/2010	17,000		—		$31.70	3/31/2015	—		—

	9/30/2010	120,000		—		$34.52	9/30/2015	—		—

	3/29/2011	60,000	[3]	60,000	[3]	$41.51	3/29/2016	—		—

	8/9/2011	23,334	[7]	16,666	[7]	$37.19	8/9/2016	—		—

Michael D. Staffieri	12/18/2012	—		25,200	[3]	$55.34	12/18/2017	—		—

	3/19/2013	—		50,800	[3]	$58.94	3/19/2018	—		—

	4/24/2014	—		25,929	[3]	$69.38	4/24/2019	—		—

	12/18/2012	—		—		—	—	9,868	[5]	$747,402

	4/24/2014	—		—		—	—	—		—	5,788	$438,383

1
The market value of shares or units of stock that have not vested reflects the $75.74 closing price of our common stock on December 31, 2014, as reported by the NYSE.
2
These PSUs vest 50% each on May 15, 2017 and May 15, 2018, subject to achievement of the performance conditions for PSUs. The amounts listed here are the target number of PSUs awarded.
3
These SSARs vest 50% on the third and fourth anniversaries of the grant date.
4
These remaining SSARs vest 50% on April 1, 2015 and 50% on April 1, 2016.
5
These remaining RSUs vest 50% on May 15, 2015 and 50% on May 15, 2016.
6
These SSARs vest 33% on the second, third and fourth anniversaries of the grant date.
7
These SSARs vest 50% on the second anniversary and 8.33% every three months thereafter.
52

Executive Compensation

The following table sets forth information concerning the exercise of stock options and SSARs and the vesting of stock awards held by each of the NEOs during 2014.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
Kent J. Thiry	708,334	$30,404,427	37,500	$2,539,875

Javier J. Rodriguez	181,333	$7,555,515	7,000	$472,500

Dennis L. Kogod	383,334	$11,216,300	18,750	$1,269,938

Dr. Garry E. Menzel	—	—	—	—

Michael D. Staffieri	25,334	$968,728	5,500	$378,675

1
Value realized on exercise is determined by subtracting the exercise or base price from the market price of our common stock at exercise, and multiplying the remainder by the number of shares exercised.
2
Value realized on vesting is determined by multiplying the number of shares underlying RSUs by the closing price for our common stock on the date of vesting, as reported by the NYSE.

No Pension Benefits

The Company does not have a defined benefit pension plan in which any employee, including the NEOs, can participate to receive payments or other benefits at, following, or in connection with retirement.

Non-Qualified Deferred Compensation

The following table sets forth information concerning the Company's nonqualified deferred compensation plans.

2014 Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)[1]	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Kent J. Thiry Voluntary Deferral Plan	$2,076,923	[2]	—	$531,796	—	$8,502,028	[3]

Javier J. Rodriguez Voluntary Deferral Plan	—		—	$5,974	—	$609,817

Dennis L. Kogod Executive Retirement Plan	—		—	$22,238	—	$312,234

Dr. Garry E. Menzel(4)	—		—	—	—	—

Michael D. Staffieri(4)	—		—	—	—	—

1
None of the earnings in this column are included in the 2014 Summary Compensation Table because they are not preferential or above market.
2
This amount is reported in the "Salary" column in the 2014 Summary Compensation Table.
3
Mr. Thiry deferred $2,076,923 in 2014, $385,557 in 2013 and $2,448,462 in 2012 into the Voluntary Deferral Plan.
4
Dr. Menzel and Mr. Staffieri did not participate in any of the Company's nonqualified deferred compensation plans in 2014.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 53

Voluntary Deferral Plan

The 2014 Nonqualified Deferred Compensation Table presents amounts deferred under our Voluntary Deferral Plan.

Contributions

Under the Voluntary Deferral Plan, participants may defer (i) up to 50% of their base salary, (ii) all or a portion of their annual bonus payment that is earned in the same year as their base salary but payable in the following year and (iii) all or a portion of their other compensation as determined by the Company. Deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the Company.

Participants may change their investment elections daily. We do not make contributions to participants' accounts under the Voluntary Deferral Plan. All participant contributions are irrevocably funded into a rabbi trust for the benefit of those participants. Assets held in the trust are subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency until paid to the plan participants.

Payment of benefits

Distributions are generally paid out in cash at the participant's election either in the first or second year following retirement or in a specified year at least three to four years after the deferral election was effective. Participants elect to receive distributions in the form of one, five, ten, fifteen or twenty annual installments. If the participant has not elected a specified year for payout and the participant becomes disabled, dies or has a separation from service, distributions generally will be paid in a lump sum cash distribution.

In the event of an unforeseeable emergency, the plan administrator may, in its sole discretion, authorize the cessation of deferrals by a participant, provide for immediate distribution to a participant in the form of a lump sum cash payment or provide for such other payment schedule as the plan administrator deems appropriate.

Executive Retirement Plan

The table also presents amounts deferred under our Executive Retirement Plan. The Executive Retirement Plan

was assumed by the Company from Gambro Healthcare, Inc. following our acquisition of Gambro Healthcare in October 2005. Amounts contributed to the plan were based on a percentage of an executive's annual base salary and such contributions were made prior to our assumption of the plan. We did not make any contributions to the Executive Retirement Plan following our assumption of the plan, and effective February 1, 2006, we amended the plan to eliminate the obligation to make further contributions under the plan. All amounts contributed under this plan and currently in deferred accounts are fully vested. Deferred amounts are credited with earnings or losses based on the rate of return of one or more investment alternatives selected by the participant from among the investment funds selected by the Company. Participants may change their investment elections daily. All contributions are irrevocably funded into a rabbi trust for the benefit of plan participants. Assets held in the trust are subject to the claims of the Company's general creditors in the event of the Company's bankruptcy or insolvency until paid to the plan participants. Benefits under the Executive Retirement Plan are distributed upon separation from service from the Company.

Potential Payments upon Termination or Change of Control

General Terms and Definitions

For purposes of the table below:

"Cause" is defined in Mr. Thiry's employment agreement as any of the following: (i) conviction of a felony; (ii) any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company; (iii) repeated failure or refusal by the executive to follow policies established by the Board of Directors or written directives of the Board of Directors that goes uncorrected for a period of 30 consecutive days after notice of such failure or refusal, and that is material and willful and has a material adverse effect on the Company's business; or (iv) a material breach of the executive's employment agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive.

Involuntary termination for "Material Cause" occurs if the Company terminates employment for any of the following reasons: (i) conviction of a felony or plea of no contest to a felony; (ii) any act of fraud or dishonesty in connection with the performance of the executive's duties; (iii) repeated failure or refusal by the executive to

54

follow lawful policies or directives reasonably established by the CEO of the Company or his designee that goes uncorrected for a period of 10 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive's employment agreement; (v) any gross or willful misconduct or gross negligence by the executive in performance of the executives duties; (vi) egregious conduct by the executive that brings the Company or any of its subsidiaries or affiliates into public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal health care program. With respect to Mr. Staffieri's employment agreement, clause "(iv)" also includes a breach of the executive's Noncompetition, Nonsolicitation and Confidentiality Agreement.

"Material Cause" is defined in the employment agreement of Mr. Kogod as any of the following: (i) conviction of a felony or plea of no contest to a felony; (ii) the adjudication by a court of competent jurisdiction that the executive has committed any act of fraud or dishonesty resulting or intended to result directly or indirectly in personal enrichment at the expense of the Company; (iii) repeated failure or refusal by the executive to follow policies or directives reasonably established by the CEO of the Company or his designee that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive; (iv) a material breach of the executive's employment agreement that goes uncorrected for a period of 30 consecutive days after written notice has been provided to the executive; (v) any gross or willful misconduct or gross negligence by the executive in the performance of his duties; (vi) egregious conduct by the executive that brings the Company or any of its subsidiaries or affiliates into public disgrace or disrepute; (vii) an act of unlawful discrimination, including sexual harassment; (viii) a violation of the duty of loyalty or of any fiduciary duty; or (ix) exclusion or notice of exclusion of the executive from participating in any federal health care program.

Except with respect to Mr. Thiry and Dr. Menzel, as noted below, a "Change of Control" means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company's common stock outstanding immediately prior to such merger or consolidation represent 40% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 40% of the Company's assets are sold. However, despite the occurrence of any of the above-described events, a "Change of Control" will not have occurred if Mr. Thiry remains the CEO of the Company for at least one year after the Change of Control or becomes the CEO or executive chair of the surviving company with which the Company merged or consolidated and remains in that position for at least one year after the Change of Control. Further, with respect to Dr. Menzel's employment agreement, (1) a "Change of Control" will not have occurred if (x) Mr. Thiry remains the CEO of the Company for at least one year after the Change of Control or becomes the CEO or executive chair of the surviving company with which the Company merged or consolidated and remains in that position for at least one year after the Change of Control and (y) a majority of the surviving company's board of directors immediately after such transaction consists of persons who were directors of the Company immediately prior to such transaction. Additionally, with respect to Dr. Menzel's employment agreement, a "Change of Control" provides for 50% thresholds in clauses "(iii)" and "(iv)" above instead of 40% thresholds.

"Good Cause" means the occurrence of the following events without the executive's express written consent: (i) the Company materially diminishes the scope of the executive's duties and responsibilities; or (ii) the Company materially reduces the executive's base compensation. Notwithstanding the above, the occurrence of any such condition shall not constitute Good Cause unless the executive provides notice to the Company of the existence of such condition not later than 90 days after the initial existence of such condition, and the Company shall have failed to remedy such condition within 30 days after receipt of such notice.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 55

With respect to Mr. Thiry's employment agreement, "Good Reason" means during the employment period, without the written consent of the executive, any one or more of the following (provided that an isolated, insubstantial or inadvertent action not taken in bad faith or failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the executive shall not constitute Good Reason): (i) the assignment to the executive of any duties inconsistent in any material and adverse respect with the executive's then current duties and responsibilities; (ii) the material and adverse change in the executive's titles or positions; (iii) reduction in the executive's base salary or target annual incentive opportunity, unless such reductions are part of an across-the-board reduction that applies to all senior executives of the Company and takes effect prior to a Change in Control (as defined below for Mr. Thiry); or (iv) any material breach by the Company of the employment agreement, that is not corrected within 30 days after notice of such breach.

For purposes of the definition of "Good Reason" in Mr. Thiry's employment agreement above, a "Change of Control" means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) under the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 40% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) consummation of any merger or consolidation in which the shares of the Company's common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the corporation resulting from such merger or consolidation, or, if applicable, the ultimate parent corporation of such corporation, (iii) during any twenty-four month period, individuals who, as of the beginning of such period, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the beginning of such period whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a person other than the Board for the purpose of opposing a solicitation by any other person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall not be deemed a member of the Incumbent Board, (iv) consummation of any transaction in which all or substantially all of the Company's assets are sold, or (v) the approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company; provided, however, that no transaction contemplated by clauses (i) through (iv) above shall constitute a Change of Control if the person acting as the CEO of the Company for the twelve months prior to such transaction continues as the CEO or executive chairman of the Board of Directors of the Company or becomes the CEO or executive chairman of the Board of Directors of the entity that has acquired control of the Company as a result of such transaction (the "Acquiror") immediately after such transaction and remains the CEO or executive chairman of the Board of Directors for not less than twelve months following the transaction, and further provided, that in the event that the person acting as the CEO of the Company for the twelve months prior to such transaction ceases to be CEO or executive chairman of the Board of Directors of the Company or of the Acquiror during the twelve months following the transaction, a Change of Control shall be deemed to have occurred on the date on which such person ceases to be CEO or executive chairman of the Board of Directors.

56

Executive Compensation

Severance Payments and Benefits

The following tables and summary set forth the Company's payment obligations pursuant to the terms of the employment agreements for each of our NEOs, under the circumstances described below, assuming that their employment was terminated on December 31, 2014. For a description of the value of stock-based awards held by Messrs. Thiry, Rodriguez, Kogod, Staffieri and Dr. Menzel that are subject to accelerated vesting upon a Change of Control, see "— Accelerated Vesting of Stock-Based Awards" below.

	Payment of Base Salary (or multiple thereof) in effect at termination for a specified period following termination		Bonus[1]		Continued Health Benefits for a Specified Period Following Termination		Office and Secretarial Assistance		Tax Gross- Up	Total Value
Kent J. Thiry

Death	—		$2,610,000	[2]	—		—		—	$2,610,000

Disability	—		$2,610,000	[2]	—		—		—	$2,610,000

Involuntary Termination without Cause	$15,600,000	[3]	$2,610,000	[4]	$69,733	[5]	$385,717	[6]	—	$18,665,450

Involuntary Termination without Cause (prior to age 62)[7]	$7,800,000	[8]	$2,610,000	[4]	$69,733	[5]	$385,717	[6]	—	$10,865,450

Resignation for Good Reason	$15,600,000	[3]	$2,610,000	[4]	$69,733	[5]	$385,717	[6]	—	$18,665,450

Javier J. Rodriguez

Death	—		—		—		—		—	—

Disability	—		—		—		—		—	—

Involuntary Termination for Other than Material Cause	$1,200,000	[9]	$1,600,000	[10]	—		—		—	$2,800,000

Resignation for Good Cause	$1,200,000	[9]	$1,600,000	[10]	—		—		—	$2,800,000

Resignation Following a Good Cause Event after a Change of Control	$1,600,000	[11]	$1,600,000	[10]	—		—		—	$3,200,000

Dennis L. Kogod

Death	—		—		—		—		—	—

Disability	—		—		—		—		—	—

Involuntary Termination for Other than Material Cause	$800,000	[12]	$1,100,000	[13]	—		—		—	$1,900,000

Resignation Following a Good Cause Event Unrelated to a Change of Control	$800,000	[12]	$1,100,000	[13]	—		—		—	$1,900,000

Resignation Following a Good Cause Event after a Change of Control	$1,600,000	[14]	$1,100,000	[13]	—		—		—	$2,700,000

Dr. Garry E. Menzel

Death	—		—		—		—		—	—

Disability	—		—		—		—		—	—

Involuntary Termination for Other than Material Cause	$510,000	[15]	—		—		—		—	$510,000

Good Cause Resignation after a Change of Control	$765,000	[16]	—		—		—		—	$765,000

Michael D. Staffieri

Death	—		—		—		—		—	—

Disability	—		—		—		—		—	—

Involuntary Termination for Other than Material Cause	$550,000	[17]	—		—		—		—	$550,000

Good Cause Resignation after a Change of Control	$550,000	[18]	—		—		—		—	$550,000

1
Does not include any amounts payable to Messrs. Thiry and Rodriguez pursuant to our Voluntary Deferral Plan which amounts are included in the 2014 Nonqualified Deferred Compensation Table. Such amounts are currently vested, but payment thereof may be accelerated in the event of death, disability or termination of employment.
2
Mr. Thiry (or his estate) will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. On December 31, 2014, Mr. Thiry had fully earned his bonus for 2014, so he would have received the full amount of his annual incentive bonus as reported in the 2014 Summary Compensation Table upon termination.
3
Mr. Thiry will be entitled to receive a lump-sum payment equal to the product of (x) three, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus. "Prior Bonus" means the average of the annual incentive bonus earned under the Company's 2011 Incentive Award Plan (including any bonus earned and payable but not yet paid) for the last two fiscal years before the fiscal year in which Mr. Thiry's employment was terminated. The amount reported in the table above reflects the product of (x) three, and (y) the sum of Mr. Thiry's base salary as of December 31, 2014, which was $1,200,000, and the average of Mr. Thiry's 2013 annual incentive bonus in the amount of $3,000,000 and Mr. Thiry's 2012 annual incentive bonus in the amount of $5,000,000.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 57

4
Mr. Thiry will be entitled to receive the amount of any bonus earned and payable but not yet paid for the fiscal year prior to the year in which the termination occurs. Mr. Thiry will also be entitled to receive a prorated annual incentive bonus (based on the actual bonus earned under the objective standards set forth under the Company's 2011 Incentive Award Plan for the fiscal year in which the termination occurs) through and including the date of termination. On December 31, 2014, Mr. Thiry had fully earned his annual incentive bonus for 2014, so he would have received the full amount of his annual incentive bonus as reported in the 2014 Summary Compensation Table upon termination.
5
Mr. Thiry will continue to receive his health benefits for the three-year period following termination. The amount reported in the table above is the estimated actual cost of COBRA insurance premiums for Mr. Thiry for the three-year period following termination.
6
Mr. Thiry will be entitled to the use of an office and services of an administrative assistant for three years or until he obtains other full-time employment. The amounts above reflect the estimated costs to us of providing the office and secretarial services for three years.
7
Mr. Thiry will be entitled to receive the payments set forth in this row in the event that, prior to the date on which Mr. Thiry attains age 62, the Board gives Mr. Thiry written notice that the term of his employment agreement shall not be extended.
8
Mr. Thiry will be entitled to receive a lump sum payment equal to the product of (x) one and one-half, and (y) the sum of his base salary in effect as of the date of termination and the Prior Bonus (as defined above). The amount reported in the table above reflects the product of (x) one and one-half, and (y) the sum of Mr. Thiry's base salary as of December 31, 2014, which was $1,200,000, and the average of Mr. Thiry's 2013 annual incentive bonus in the amount of $3,000,000 and Mr. Thiry's 2012 annual incentive bonus in the amount of $5,000,000.
9
Mr. Rodriguez will be entitled to receive his salary for the 18-month period following his termination or resignation for good cause. As of December 31, 2014, Mr. Rodriguez's base salary was $800,000.
10
If Mr. Rodriguez is terminated after April in a given year, he will be entitled to receive a lump-sum payment equal to the bonus paid in the year prior to the termination, pro-rated for the number of months served in the year his employment is terminated. The Company interprets this severance provision to mean the severance is based on the bonus paid "for" the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to Mr. Rodriguez for 2013, which was $1,600,000.
11
Mr. Rodriguez will be entitled to receive his salary for the two-year period following his resignation for good cause following a change in control.
12
Mr. Kogod will be entitled to receive his salary for the one-year period following his termination or resignation. As of December 31, 2014, Mr. Kogod's base salary was $800,000.
13
Mr. Kogod will be entitled to receive a lump-sum payment equivalent to the bonus that he had been paid in the year before the termination. The Company interprets this severance provision to mean the severance is based on the bonus paid "for" the year prior to the year for which a bonus was most recently earned. This severance amount is reported as the bonus paid to Mr. Kogod for 2013, which was $1,100,000.
14
Mr. Kogod will be entitled to receive his salary for the two-year period following his resignation for good cause following a change in control.
15
Dr. Menzel will be entitled to receive his salary for the one-year period following his termination. As of December 31, 2014, Dr. Menzel's base salary was $510,000.
16
Dr. Menzel will be entitled to receive his salary for the 18-month period following his resignation for good cause following a change in control.
17
Mr. Staffieri will be entitled to receive his salary for the one-year period following his termination. As of December 31, 2014, Mr. Staffieri's base salary was $550,000. Effective April 22, 2015, Mr. Staffieri's base salary was increased to $600,000.
18
Mr. Staffieri will be entitled to receive his salary for the one-year period following his resignation for good cause following a change in control. As of December 31, 2014, Mr. Staffieri's base salary was $550,000. Effective April 22, 2015, Mr. Staffieri's base salary was increased to $600,000.

Other Severance Payments and Benefits

The Company's obligation to provide continued health benefits under the circumstances set forth in the tables above is subject to earlier termination in connection with the executive accepting employment with another employer.

In the event of termination as a result of death, the estates of the NEOs identified in the tables above will also receive the proceeds of the respective term life insurance policy for each NEO. The coverage amount for each NEO is as follows: $1,201,000 for Mr. Thiry, $500,000 for Mr. Rodriguez, $585,000 for Mr. Kogod, $500,000 for Dr. Menzel and $450,000 for Mr. Staffieri.

Pursuant to the terms of his employment agreement, Mr. Thiry will be eligible to receive a "gross-up" payment to the extent that any payment or benefit received or to be received by him is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code.

To receive the severance payments and benefits described above, each NEO must execute the Company's standard severance and general release agreement. In addition, the employment agreements with each of our NEOs include confidentiality provisions that would apply until the confidential information becomes publicly available (other than through breach by the NEO). These employment agreements also include nonsolicitation provisions which prohibit each NEO from soliciting any patient or customer of the Company to patronize a competing dialysis facility or from soliciting any patient, customer, supplier or physician to terminate their business relationship with the Company, for a period of two years following the termination of the NEO's employment. However, with respect to Mr. Kogod, the nonsolicitation provision would apply for a period of one year following termination.

58

Executive Compensation

Accelerated Vesting of Stock-Based Awards

For grants and awards of SSARs and/or RSUs to our NEOs, the stock-based award agreements provide that in the event that either (i) in connection with a Change of Control (as defined below), the acquiring entity fails to assume, convert or replace the NEO's options or awards, or (ii) the NEO's employment is terminated within the twenty-four-month period following a Change of Control by the Company (or the acquiring entity) other than for Cause (as defined below) or, if applicable, by the NEO in accordance with the termination for Good Reason provisions of the NEO's employment agreement, if any, then, in any such case, the options or awards shall automatically vest and become immediately exercisable in their entirety, such vesting to be effective as of immediately prior to the effective date of the Change of Control in the case of (i), and as of the date of termination of the NEO's employment in the case of (ii). For grants of PSUs, upon a Change of Control, all PSU awards immediately vest, and all PSU performance metrics are converted to the relative TSR metric. The number of shares issuable are then determined based on the Company's relative TSR performance (as described in the Compensation Discussion and Analysis) through an ending average price period of the approximately 30 calendar days immediately preceding the Change of Control.

The table below sets forth the value of the Company's obligations upon the automatic vesting of the stock-based awards of our NEOs as described above and assumes that the triggering event took place on December 31, 2014.

Name	Value of SSARs[1]	Value of Stock Awards[2]	Tax Gross-Up
Kent J. Thiry[3,4]	$52,988,676	$10,916,255	—

Javier J. Rodriguez	$12,747,736	$5,523,870	—

Dennis L. Kogod	$14,821,465	$5,523,870	—

Dr. Garry E. Menzel	$2,364,000	—	—

Michael D. Staffieri	$4,229,086	$747,402	—

1
Values are based on the aggregate difference between the respective base prices and the closing sale price of our common stock on December 31, 2014, which was $75.74 per share, as reported by the NYSE.
2
Values are based on the aggregate number of shares underlying RSUs multiplied by the closing sale price of our common stock on December 31, 2014, which was $75.74 per share, as reported by the NYSE.
3
Pursuant to the terms of his employment agreement entered into on July 25, 2008, Mr. Thiry would be entitled to receive a "gross-up" payment to the extent any benefit received is reduced by tax obligations possibly imposed by Sections 280G or 4999 of the Internal Revenue Code. Any such tax gross-up amount would be calculated using a 20% excise tax rate and an approximately 40% individual income tax rate and assumes that the base amount for purposes of Sections 280G and 4999 of the Internal Revenue Code has been allocated between the cash severance and equity components of the change of control benefits in proportion to the amounts of each component. Assuming a triggering event took place on December 31, 2014, there would not be any tax gross-up amount payable.
4
Since Mr. Thiry has been employed with the Company for over ten years as of December 31, 2014, 50% of any unvested equity awards vest upon any termination by Mr. Thiry without Cause or for Good Reason. The value of such accelerated vesting is equal to 50% of the amounts set forth in the table.

Definitions Under Stock-Based Award Agreements

For purposes of the stock-based award agreements and the table above:

A "Change of Control" means (i) any transaction or series of transactions in which any person or group (within the meaning of Rule 13d-5 under the Exchange Act and Sections 13(d) and 14(d) of the Exchange Act) becomes the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), by way of a stock issuance, tender offer, merger, consolidation, other business combination or otherwise, of greater than 50% of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all warrants and options had been exercised) entitled to vote in the election of directors of the Company (including any transaction in which the Company becomes a wholly-owned or majority-owned subsidiary of another corporation), (ii) any merger or consolidation or reorganization in which the Company does not survive, (iii) any merger or consolidation in which the Company survives, but the shares of the Company's common stock outstanding immediately prior to such merger or consolidation represent 50% or less of the voting power of the Company after such merger or consolidation, and (iv) any transaction in which more than 50% of the Company's assets are sold.

No transaction will constitute a Change of Control under the stock-based award agreements if both (x) the person acting as the CEO of the Company for the six months prior to such transaction becomes the CEO or executive chairman of the board of directors of the entity that has acquired control of the Company as a result of such transaction immediately after such transaction and

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 59

remains the CEO or executive chairman of the board of directors for not less than one year following the transaction and (y) a majority of the acquiring entity's board of directors immediately after such transaction consist of persons who were directors of the Company immediately prior to such transaction.

"Cause" means: (1) a material breach by the executive of those duties and responsibilities of the executive which do not differ in any material respect from the duties and responsibilities of the executive during the 90-day period immediately prior to a Change of Control (other than as a result of incapacity due to physical or mental illness) which is demonstrably willful and deliberate on the executive's part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach; (2) willful misconduct or gross negligence which results in material harm to the Company; (3) the conviction of the executive of, or a plea of nolo contendere by the executive to, a felony or other crime involving fraud or dishonesty; or (4) willful violation of Company policies which results in material harm to the Company.

60

Compensation of Directors

The following table sets forth information concerning the compensation of our non-employee directors during 2014. Mr. Thiry also serves as a member of the Board. As an executive officer of the Company, Mr. Thiry does not receive any additional compensation for his services as a member of the Board.

2014 DIRECTOR COMPENSATION

Name	Fees Earned ($)[1]	Stock Awards ($)[2,3,4]	SSAR Awards ($)[5,6]	Total ($)
Pamela M. Arway	$143,194	$95,020	$71,048	$309,262

Charles G. Berg	$153,913	$95,073	$71,048	$320,034

Carol Anthony ("John") Davidson	$150,000	$95,021	$71,048	$316,069

Paul J. Diaz	$86,944	$95,034	$71,048	$253,026

Peter T. Grauer	$120,625	$138,738	$103,777	$363,140

Dr. Robert J. Margolis	$23,261	$15,754	$46,132	$85,147

John M. Nehra	$108,611	$95,061	$71,048	$274,720

Dr. William L. Roper	$137,473	$95,064	$71,048	$303,585

Roger J. Valine	$122,500	$95,057	$71,048	$288,605

1
Consists of the amounts described below under "Annual Retainer," "Lead Independent Director and Committee Chairs Retainer," "Meeting Fees," and "Expense Reimbursement and Per Diem Compensation." With respect to Mr. Grauer, includes the $37,500 cash portion for service as lead independent director. With respect to Ms. Arway and Messrs. Davidson and Berg, includes the $50,000 cash portion for service as chair of the Compensation Committee, Audit Committee and Compliance Committee, respectively. With respect to Mr. Nehra and Dr. Roper, includes the $25,000 cash portion for service as chair of the Public Policy Committee and Clinical Performance Committee, respectively.
2
With respect to Mr. Grauer, includes the $43,750 equity portion denominated in direct stock issuances for service as lead independent director.
3
The amounts shown in this column reflect the aggregate grant date fair value of all common stock awards, restricted stock units and DSI awards granted to our directors during 2014 as estimated by the Company in accordance with FASB ASC Topic 718. The grant date fair value of each such award is set forth below:

	Stock Awards
Name	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
Pamela M. Arway	155	3/5/2014	$10,597

	174	3/6/2014	$11,963

	75	3/31/2014	$5,164

	273	6/30/2014	$19,743

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,316		$95,020

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 61

	Stock Awards
Name	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
Charles G. Berg	59	3/5/2014	$4,034

	174	3/6/2014	$11,963

	44	3/31/2014	$3,029

	394	6/30/2014	$28,494

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,310		$95,073

Carol Anthony ("John") Davidson	58	3/4/2014	$3,988

	59	3/5/2014	$4,034

	116	3/6/2014	$7,975

	80	3/31/2014	$5,508

	359	6/30/2014	$25,963

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,311		$95,021

Paul J. Diaz	66	3/5/2014	$4,512

	116	3/6/2014	$7,975

	44	3/31/2014	$3,029

	442	6/30/2014	$31,965

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,307		$95,034

Peter T. Grauer	59	3/5/2014	$4,034

	174	3/6/2014	$11,963

	80	3/31/2014	$5,508

	662	6/30/2014	$47,876

	474	9/30/2014	$34,668

	458	12/31/2014	$34,689

TOTAL	1,907		$138,738

Dr. Robert D. Margolis	208	12/31/2014	$15,754

TOTAL	208		$15,754

John M. Nehra	37	3/5/2014	$2,530

	116	3/6/2014	$7,975

	49	3/31/2014	$3,374

	465	6/30/2014	$33,629

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,306		$95,061

62

Compensation of Directors

	Stock Awards
Name	Number of Shares of Stock or Units (#)	Grant Date	Grant Date Fair Value of Stock Awards ($)*
Dr. William L. Roper	103	3/5/2014	$7,042

	174	3/6/2014	$11,963

	80	3/31/2014	$5,508

	318	6/30/2014	$22,998

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,314		$95,064

Roger J. Valine	58	3/4/2014	$3,988

	118	3/5/2014	$8,068

	116	3/6/2014	$7,975

	44	3/31/2014	$3,029

	338	6/30/2014	$24,444

	325	9/30/2014	$23,771

	314	12/31/2014	$23,782

TOTAL	1,313		$95,057

  *
  See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.
4
As of December 31, 2014, each non-employee director had the following number of RSU awards outstanding: Ms. Arway, 75; Mr. Berg, 44; Mr. Davidson, 80; Mr. Diaz, 44; Mr. Grauer, 80; Mr. Nehra, 49; Dr. Roper, 80; and Mr. Valine, 44.
5
The amounts shown in this column reflect the aggregate grant date fair value of all SSAR awards granted to our directors during 2014 as estimated by the Company in accordance with FASB ASC Topic 718. With respect to Mr. Grauer, includes the $43,750 equity portion denominated in SSARs for service as lead independent director.

  The grant date fair value of each such award is set forth below:

Name	Number of Shares Underlying SSARs (#)	Grant Date	Grant Date Fair Value of Awards ($)*
Pamela M. Arway	5,414	6/17/2014	$71,048

Charles G. Berg	5,414	6/17/2014	$71,048

Carol Anthony ("John") Davidson	5,414	6/17/2014	$71,048

Paul J. Diaz	5,414	6/17/2014	$71,048

Peter T. Grauer	7,908	6/17/2014	$103,777

Dr. Robert D. Margolis	3,040	11/1/2014	$46,132

John M. Nehra	5,414	6/17/2014	$71,048

Dr. William L. Roper	5,414	6/17/2014	$71,048

Roger J. Valine	5,414	6/17/2014	$71,048

  *
  See Note 19 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC Topic 718.
6
As of December 31, 2014, each non-employee director had the following number of SSARs outstanding: Ms. Arway, 77,414; Mr. Berg, 77,414; Mr. Davidson, 48,914; Mr. Diaz, 29,414; Mr. Grauer, 151,908; Dr. Margolis, 3,040; Mr. Nehra, 149,414; Dr. Roper, 77,414; and Mr. Valine, 83,414.

Our Non-Management Director Compensation Philosophy and Plan (the "Director Compensation Plan") sets forth the terms of our director compensation. There is no discretionary decision-making involved in director compensation. The Compensation Committee and the Board periodically review director compensation. The following describes the compensation paid to our non-employee directors for service as a director during 2014 under the Director Compensation Plan as set forth in the table above. Directors who are our employees or officers do not receive compensation for service on the Board or any committee of the Board.

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DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 63

Stock-Based Compensation

Annual Grant.    Under the Director Compensation Plan, each of our non-employee directors is entitled to receive SSARs, granted on, and priced as of close of the market on, the date of our annual stockholder meeting. The number of SSARs to be granted shall be determined by dividing $95,000 by 25% of the closing market price of our common stock on the grant date. The SSARs vest in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control (as defined above under "Definitions Under Stock-Based Award Agreements"), and expiring five years after the date of grant. Each of our non-employee directors is also entitled to receive direct stock issuances ("DSIs") to be granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly shall be determined by dividing $23,750 by the closing market price of our common stock on the last trading day of each fiscal quarter. The DSIs are 100% vested upon issuance. The annual grant of SSARs and DSIs shall be prorated, as applicable, including for new directors, based on the days of service on the Board within a fiscal year or fiscal quarter, respectively. SSARs granted on a prorated basis shall be granted and priced as of the close of market on the first day of service on the Board, which date shall be determined by the Board upon such individual's appointment as a director.

Additional Annual Grant to Lead Independent Director.    The lead independent director is also entitled to receive additional SSARs, granted on, and priced as of the close of the market on, the date of our annual stockholder meeting. The number of SSARs to be granted shall be determined by dividing $43,750 by 25% of the closing market price of our common stock on the grant date. The SSARs vest in full on the one year anniversary of the date of grant, with acceleration of vesting upon a Change of Control (as defined above under "Definitions Under Stock-Based Award Agreements"), and expiring five years after the date of grant. Vesting of these SSARs continues so long as the non-employee director continues to serve on the Board even if he or she is no longer lead independent director. The lead independent director is also entitled to receive DSIs to be granted quarterly on the last day of each fiscal quarter. The number of DSIs to be granted quarterly shall be determined by dividing $10,937.50 by the closing market price of our common stock on the last trading day of each fiscal quarter. The DSIs are 100% vested upon issuance. The annual grant of SSARs and DSIs shall be prorated, as applicable, based on the days of service as lead independent director within a fiscal year or fiscal quarter, as applicable. SSARs granted on a prorated basis shall be granted and priced as of the close of market on the first day of service as lead independent director on the Board.

If the lead independent director also serves as a chair of any committee of the Board, the lead independent director will also be entitled to receive the additional retainer for serving as the chair of any such committee, in addition to the retainers and equity grants he or she is entitled to receive as the lead independent director.

Annual Retainers

Annual Retainer.    Pursuant to the Director Compensation Plan, each of our non-employee directors is entitled to receive an annual retainer of $80,000 in cash per year, paid quarterly in arrears.

Lead Independent Director Retainer.    Under the Director Compensation Plan, the lead independent director receives an additional retainer of $37,500 in cash per year, paid quarterly in arrears.

Committee Chairs Retainer.    Under the Director Compensation Plan, the chairs of the Audit, Compensation and Compliance Committees receive an additional retainer of $50,000 in cash per year, paid quarterly in arrears, and the chairs of the Public Policy and the Clinical Performance Committees receive an additional retainer of $25,000 in cash per year, paid quarterly in arrears.

Proration of Quarterly Retainer — Upon Appointment.    The quarterly retainer due to a director elected during a quarter is prorated based on the date of such director's appointment.

Proration of Quarterly Retainer — Upon Termination.    The quarterly retainer due to a director terminating service during a quarter is prorated based on the date of such director's termination.

Meeting Fees

Board Meetings.    Under the Director Compensation Plan, our non-employee directors are not entitled to receive any additional compensation for regularly scheduled Board meetings.

Special Board Meetings.    Non-employee directors are entitled to receive $2,500 in cash for attendance at a special meeting that lasts more than one hour.

Committee Meetings.    For committee meetings, additional compensation of $2,500 is paid in cash for each meeting attended that lasts more than one hour (and in the case of Audit Committee meetings related to

64

Compensation of Directors

quarterly earnings releases, additional compensation of $2,500 in cash for each such meeting is paid regardless of the duration of such meetings).

Expense Reimbursement and Per Diem Compensation

Expense Reimbursement.    Under the Director Compensation Plan, we reimburse our directors for their reasonable out-of-pocket expenses incurred in connection with their travel to and attendance at meetings of the Board or any committee thereof and other Board-related business.

Per Diem Compensation.    Additionally, under the Director Compensation Plan, we compensate our non-employee directors on a per diem, hourly or other basis at a rate that is reasonable and fair to the Company as determined at the discretion of the lead independent director, the Board or the Compensation Committee, as applicable, for significant time spent outside of Board or committee meetings or for meetings or activities outside the scope of normal board duties, including director training, meeting with Company management or external auditors, interviewing director candidates or other activities deemed necessary by a co-chairman of the Board, the lead independent director, or the entire Board. The per diem rate is paid on a pro rata basis for activities that do not require a full day of service.

DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 65

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. During 2014, none of our executive officers served as a member of the compensation committee or board of directors of any other company whose executive officer(s) served as a member of our Compensation Committee or Board.

66

Certain Relationships and Related Transactions

We or one of our subsidiaries may occasionally enter into transactions with certain "related persons." Related persons include our executive officers, directors, nominees for directors, 5% or more beneficial owners of our common stock and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related person has a direct or indirect material interest as "related person transactions." Each related person transaction must be approved or ratified in accordance with the Company's written Related Person Transactions Policy by our Audit Committee or, if our Audit Committee determines that the approval or ratification of such related person transaction should be considered by all disinterested members of the Board, by the vote of a majority of such disinterested members.

The Audit Committee considers all relevant factors when determining whether to approve or ratify a related person transaction including, without limitation, the following:

  •
  the size of the transaction and the amount payable to a related person;

  •
  the nature of the interest of the related person in the transaction;
  •
  whether the transaction may involve a conflict of interest; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

The Company's Related Person Transactions Policy is available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

The Keele Group provided outside counsel legal services to the Company in 2014. Chris Keele, a partner of The Keele Group, is an immediate family member who shares a household with Kim Rivera, our chief legal officer. The Company paid The Keele Group total fees of $469,000 for legal and consulting services provided during 2014. Ms. Rivera did not participate in the engagement of, nor does she manage or oversee the services provided to the Company by, The Keele Group.

DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 67

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

The Audit Committee is directly responsible for the appointment and compensation of the Company's independent registered public accounting firm, KPMG LLP, as well as monitoring the independence, qualifications and performance of KPMG LLP and the Company's internal audit function. In addition, the Audit Committee has considered whether the provision of non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP's independence.

Management is responsible for internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and an audit of the effectiveness of internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee has met and held discussions with the Company's internal auditors and KPMG LLP, with and without management present, to discuss the scope of their audit plans, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee engaged the independent registered public accounting firm to conduct the independent audit. The Audit Committee reviewed and discussed with management the December 31, 2014 audited consolidated financial statements. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be reviewed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based upon the Audit Committee's reviews and discussions with management and the independent registered public accounting firm, referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Carol Anthony ("John") Davidson (Chairman)
Charles G. Berg
Roger J. Valine

68

Audit Committee Report

Stockholder Proposals for 2016 Annual Meeting

If you wish to present a proposal for action at the 2016 annual meeting of stockholders and wish to have it included in the proxy statement and form of proxy that management will prepare, you must notify us no later than January 8, 2016 in the form required under the rules and regulations promulgated by the SEC. Otherwise, your proposal will not be included in management's proxy materials.

If you wish to present a proposal for action at the 2016 annual meeting of stockholders, even though it will not be included in management's proxy materials, our bylaws require that you must notify us no later than March 18, 2016, and no earlier than February 17, 2016. We advise you to review our bylaws, which contain these and other requirements with respect to advance notice of stockholder proposals, including certain information that must be included concerning the stockholder and each proposal. Our bylaws are available under the Corporate Governance section of our website, located at http://www.davita.com/about/corporate-governance.

DaVita HealthCare Partners Inc. Notice of 2015 Annual Meeting and Proxy Statement 69

Other Matters

The Board does not know of any other matters to be presented at the 2015 annual meeting of stockholders but, if other matters do properly come before the meeting, it is intended that the persons named as proxies in the proxy card will vote on them in accordance with their best judgment.

A copy of our 2014 Annual Report to Stockholders accompanies this Proxy Statement. The 2014 Annual Report to Stockholders includes our audited financial statements for the year ended December 31, 2014. Our Annual Report on Form 10-K includes these financial statements, as well as other supplementary financial information and certain schedules. The Annual Report on Form 10-K is not part of our proxy soliciting material.

Copies of the Annual Report on Form 10-K, without exhibits, can be obtained without charge by contacting Investor Relations at the following address: Attn: Investor Relations, DaVita HealthCare Partners Inc., 2000 16th Street, Denver, Colorado 80202, (888) 484-7505 or through our website, located at http://www.davita.com.

By order of the Board of Directors,

Martha Ha
Corporate Secretary

May 7, 2015

70

DAVITA HEALTHCARE PARTNERS INC. 2000 16TH STREET DENVER, CO 80202

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, June 15, 2015.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, June 15, 2015.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M74041-P49604-Z62613 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

DAVITA HEALTHCARE PARTNERS INC.

The Board of Directors recommends a vote FOR all Nominees listed in Proposal 1.

1.	Election of Directors		For	Against	Abstain
Nominees:

	1a.	Pamela M. Arway	☐	☐	☐	The Board of Directors recommends a vote FOR Proposals 2 and 3.		For	Against	Abstain
	1b.	Charles G. Berg	☐	☐	☐	2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2015	☐	☐	☐
	1c.	Carol Anthony Davidson	☐	☐	☐	3.	Advisory vote to approve executive compensation.	☐	☐	☐
	1d.	Paul J. Diaz	☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 4.
	1e.	Peter T. Grauer	☐	☐	☐	4.	Stockholder proposal regarding proxy access.	☐	☐	☐

	1f.	John M. Nehra	☐	☐	☐
	1g.	William L. Roper	☐	☐	☐
	1h.	Kent J. Thiry	☐	☐	☐
	1i.	Roger J. Valine	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

				Yes	No
Please indicate if you plan to attend this meeting.				☐	☐

Please sign exactly as your name(s) appear(s) hereon.  When signing as attorney, executor, administrator, or other fiduciary, please give full title as such.  Joint owners should each sign personally.  All holders must sign.  If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

Important Notice Regarding the Availability of proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M74042-P49604-Z62613

DAVITA HEALTHCARE PARTNERS INC. PROXY This Proxy is solicited on behalf of the Board of Directors of DAVITA HEALTHCARE PARTNERS INC.

The undersigned hereby appoints Kent J. Thiry, Kim M. Rivera and Martha Ha, or any of them, the true and lawful attorneys and proxies of the undersigned, with full power of substitution to vote all shares of the Common Stock, $0.001 par value per share, of DAVITA HEALTHCARE PARTNERS INC., which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of DAVITA HEALTHCARE PARTNERS INC., to be held at 5:30 p.m., MT, on June 16, 2015 at 2000 16th Street, Denver, Colorado 80202, and any adjournments thereof, on the proposals set forth on the reverse side of this Proxy.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposals 2 and 3, and AGAINST Proposal 4.  If specific instructions are indicated, this Proxy will be voted in accordance therewith.

In their discretion, Kent J. Thiry, Kim M. Rivera and Martha Ha, or any of them, are authorized to vote upon such other matters as may properly come before the meeting.  All Proxies to vote at said meeting or any adjournment heretofore given by the undersigned are hereby revoked.  Receipt of the Notice of Annual Meeting and Proxy Statement dated May 7, 2015 is hereby acknowledged.

Address changes/comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side